Exhibit 10.13

COMMERCIAL LEASE

(the “Lease”)

1. PARTIES	WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP, a limited partnership established under the laws of the Commonwealth of Massachusetts, with an address of Twelve Clock Tower Place, Suite 200, Maynard, MA 01754 (“Landlord”), does hereby lease to ACACIA COMMUNICATIONS, INC., a Delaware corporation, with a place of business at 1000 Winter Street, Waltham, Massachusetts 02451 (“Tenant”), the Premises (as defined below).

2. PREMISES

A portion of the building consisting of 9,730 contiguous rentable square feet located on the Second floor of the building known as 3 Clock Tower Place, more particularly known as Suite 210, Maynard, Massachusetts, as shown on Exhibit “A” (the “Premises”) together with the right to use in common, with others entitled thereto, all common areas of the building, including but not limited to the hallways, stairways and elevators, necessary for access to said leased premises, and lavatories nearest thereto, if any. Except as set forth herein, the Premises are to be delivered in the same condition they are in on the date of this Lease.

The building of which the Premises are a part of is collectively referred to herein as the “Building”, and the land on which the Building is located is referred to as the “Land”. The Land and the Building are collectively referred to as the “Property”. The buildings and improvements now or hereafter located or used in connection with the Property, including the Building, currently consisting of approximately 1,084,484 rentable square feet is referred to as the “Project”.

Prior to the Term Commencement Date (as defined below), Landlord shall arrange to have the actual rentable square feet of the Premises measured. The Landlord’s gross building method shall be used to determine both rentable and usable square footages with the gross measurement to the outside of the exterior wall. Useable to rentable factor is currently 19.5%, subject to periodic review and update.

3. EXPANSION RIGHTS	During the first twelve (12) months of the Term, Tenant shall have the option to expand into the remainder of the premises, approximately 4,890 contiguous rentable square feet (the “Expansion Premises”), by giving Landlord sixty (60) days prior written notice. Base Rent shall run concurrently with the existing rent schedule (i.e. if the expansion term starts at the beginning of the thirteenth (13th) month, then the Base Rent shall be $13.75 per rentable square feet (the “RSF”) for three (3) months and follow the rent schedule in section eight (8) of the Lease thereafter).

4. TENANT IMPROVEMENTS

Space will be delivered in “As-Is” broom clean condition, with all systems in good and working order. In addition, the Landlord agrees to provide a turn-key build-out per the attached plan, Exhibit “A”, at Landlord’s sole cost and expense. The build-out shall include: (a) new paint throughout the Premises (including the labs), to include one base color and one accent color, (b) the VCT tiles in the labs shall be replaced with anti-static tile, (c) the vibration in the lab area shall be rectified, (d) the existing carpet shall be steam-cleaned and a new carpet shall be installed in the new conference room, (e) the existing glass window in the new conference room shall be replaced with a solid wall (the “Tenant Improvements”).

All Tenant Improvements will be completed with Building standard materials.

The Tenant Improvements shall be exclusive of Tenant’s furniture, fixtures, and equipment, cabling for phone and data, any new supplemental cooling and specialty items for “labs” (cooling, power and ceiling).

Any additional upgrades shall be at the sole cost of the Tenant.

If a Certificate of Occupancy cannot be issued after Tenant Improvements have been completed due to incompleteness of, or a defect in, Landlord’s work, then delivery of possession should not be deemed to have occurred until the defect has been corrected and the Certificate of Occupancy issued.

Any structural and nonstructural Tenant Improvements are subject to Landlord’s approval.

5. FURNITURE	Tenant shall have the right to use the furniture on the Premises for the full Term of the Lease. Tenant shall return said furniture to Landlord upon expiration of the Lease in the same condition delivered to Tenant, normal wear and tear excepted.

6. TERM	The term of the Lease shall be for three (3) years and three (3) months. The target commencement date for the Lease shall be November 1, 2009 (the “Term Commencement Date”) and the Lease termination date will be January 31, 2013 (the “Term Expiration Date”). If the Tenant Improvements to the Premises are not substantially completed for occupancy on or by November 1, 2009 or in the event of delays resulting from force majeure or caused by Landlord, the Term Commencement Date, the Rent Commencement Date (as defined below) and the Term Expiration Date (as defined below) shall be adjusted accordingly and memorialized in writing.

7. RENEWAL OPTION	Provided Tenant is not in default, Tenant shall have the right to extend the term of the Lease for one (1) additional three (3) year period, by providing Landlord with twelve (12) months prior written notice. Said extension shall be at the then fair market rate, for first class office space in the Maynard, Concord, Acton, Boxborough area; however, in no event shall such rate be less than the Base Rent Year Three (as defined below).

8. RENT

The Tenant shall commence paying Base Rent and any additional rent on February 1, 2010, subject to Section 6 hereof (the “Rent Commencement Date”) (for the avoidance of doubt, the Rent Commencement Date shall be three (3) months after the Term Commencement Date). If the Rent Commencement Date does not occur on the first of the month, then the Rent Commencement Date shall automatically be extended to the next first day of the following month. The interim days shall be prorated and paid with the first month’s Rent and shall be considered added days to the Lease Term. Upon determination of the actual Rent Commencement Date subject to Section 6 and this Section 8, the Tenant and Landlord shall memorialize such date in writing.

The Tenant shall pay, without any offset or reduction, except as set forth herein, rent to Landlord at the rate of:

Base Rent Year One (1): commencing on the Rent Commencement Date and continuing to January 31, 2011, Tenant shall pay Base Rent at the rate of $13.75 per RSF on 8,510 RSF portion of the Premises, or $117,012.50 annually, in equal monthly installments of $9,751.04, each payable in advance by the first day of each month.

Base Rent Year Two (2): commencing on February 1, 2011 and continuing to January 31, 2012, Tenant shall pay Base Rent at the rate of $14.25 per RSF on the entire 9,730 RSF of the Premises or $138,652.50 annually, in equal monthly installments of $11,554.38, each payable in advance by the first day of each month.

Base Rent Year Three (3(the “Base Rent Year Three”): commencing on February 1, 2012 and continuing to January 31, 2013, Tenant shall pay Base Rent at the rate of $15.25 per RSF on the entire 9,730 RSF of the Premises, or $148,382.50 annually, in equal monthly installments of $12,365.21, each payable in advance by the first day of each month.

Tenant shall pay the first month’s Base Rent upon execution of the Lease. All payments hereunder (including Rent and Additional Rent) shall be due and payable on or before the first day of each calendar month.

If rent or any other sum payable in this Section remains outstanding for a period of five (5) days after Landlord’s delivery of written notice that said amounts are past due, there will be a late charge for such payments, which charge shall be the lesser of eighteen percent (18%) per year on any outstanding balance owed, or the maximum amount permitted by law. Failure to pay the late charge is a default under the terms of the Lease.

Tenant acknowledges and waives any/all rights to offset or reduce payments due under this Lease.

9. SECURITY DEPOSIT	A security deposit initially in the amount of $37,095.62, equal to three times the last month’s rent, shall be paid to Landlord by Tenant upon execution of the Lease, which amount shall be held as security for Tenant’s performance of its obligations hereunder (the “Security Deposit”). The Security Deposit shall be refunded to the Tenant within thirty (30) days of the end of this lease, without interest, subject to the Tenant’s satisfactory compliance with the conditions of this Lease. Provided that Tenant is not in default, Landlord shall reduce Tenant’s Security Deposit to $24,730.42 equal to two times the last month’s rent, and refund to Tenant any balance as a result of such reduction within thirty (30) days, on the earlier of (a) Tenant exercising its right to the Expansion Premises or (b) at the end of the twenty-seventh (27th) month of the term. Upon the occurrence of a default under this Lease by Tenant, Landlord may, in its sole discretion, apply the Security Deposit to cure such default and Tenant shall restore the Security Deposit to the sum of $37,095.62 (or any such adjusted amount). Upon a transfer of the Property by the Landlord, Tenant agrees to look solely to such transferee for the return of the Security Deposit.

10. TAXES AND OPERATING EXPENSES	Tenant shall pay to Landlord in advance on the first day of each month, commencing on the Term Commencement Date, as “Additional Rent” the Tenant’s Share (as defined below) of (i) the Taxes (as defined below) in excess of the Taxes for the Base Year (as defined below) and (ii) Operating Expenses (as defined below) in excess of the Operating Expenses for the Base Year. If the Term Commencement Date does not occur on the first of the month, then any Additional Rent shall automatically be prorated.

If Landlord obtains an abatement of any excess Taxes, a proportionate share of such abatement, less reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the Tenant. At the end of each lease year, upon written request from Tenant, Landlord shall provide Tenant with a tax statement consisting of a copy of the bill, a computation of Tenant’s share, and the manner of calculation.

Landlord shall reconcile Operating Expenses within ninety (90) days after the end of each year with a detailed breakdown of the costs, a computation of Tenant’s share, and the manner of calculation. Tenant shall have the right to audit such statement with prior written request to Landlord. Tenant’s right shall expire forty-five (45) days following receipt of the reconciliation of operating costs for the previous year. If the audit reveals an overcharge, such amount shall be immediately repaid to Tenant.

“Taxes” shall mean all real estate taxes, personal property taxes, assessments, water and sewer charges and all municipal charges levied or assessed or imposed on the Project.

“Base Year” shall mean calendar year 2010.

“Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the Project, including without limitation, (i) insurance premiums paid in connection with the Project; (ii) all utility charges for the Project; (iii) compensation and benefits for Landlord’s employees and agents, engaged in the operation and maintenance of the Project; (iv) worker’s compensation costs and payroll taxes for said employees and agents to be prorated when employee is not full time at the Project; (v) payments to independent contractors for maintenance, repairs, cleaning, management, legal, accounting and maintenance of the Project including utility systems; and (vi) generally all expenses incurred by Landlord in connection with its operation of the Project.

“Tenant’s Share” shall mean 0.08972%. Landlord may by notice in writing, from time to time, adjust Tenant’s Share to reflect the ratio of the actual rentable square feet of the Premises to the actual rentable square feet of the Project.

THIS LEASE IS A NET LEASE AND LANDLORD SHALL NOT BE OBLIGATED TO PAY ANY CHARGE OR BEAR

ANY EXPENSE WHATSOEVER AGAINST OR WITH RESPECT TO THE PREMISES EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH HEREIN NOR SHALL RENT PAYABLE HEREUNDER BE SUBJECT TO ANY REDUCTION OR OFFSET WHATSOEVER,, ON ACCOUNT OF SUCH CHARGE. IN ORDER THAT THE RENT SHALL BE ABSOLUTELY NET TO LANDLORD, TENANT COVENANTS AND AGREES TO PAY AS ADDITIONAL RENT TAXES, BETTERMENT ASSESSMENTS, INSURANCE COSTS, OPERATING EXPENSES AND UTILITY CHARGES WITH RESPECT TO THE PREMISES AS PROVIDED HEREIN.

11. UTILITIES

The Tenant shall pay all bills for utilities furnished to the Premises, including, without limitation, electricity, water, sewer, telephone and other services and excluding only heat and air conditioning.

Landlord shall, within its control, maintain adequate connections with all utilities excluding phone and data. If utilities are interrupted and Landlord has control of such interruption, then Landlord shall attempt to remedy such interruption. If such interruption of utilities continues for Ten (10) consecutive days, and depending on the extent of such interruption at the Project, then Landlord may relocate Tenant until such time as utilities are restored.

Tenant shall pay its proportionate share of electric usage and the Premises will be separately metered at Landlord’s expense.

If Landlord and Tenant mutually agree in writing not to sub-meter or check meter the Premises, Tenant will be billed monthly for its electrical energy use at a rate of $1.50 per rentable square foot per year (the “Utility Charge”) to be paid as Additional Rent. Landlord shall have the right to adjust the Utility Charge from time to time in its sole discretion.

Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Term Commencement Date. In the event Tenant requires additional utilities or equipment, the installation and maintenance thereof shall be the Tenant’s sole obligation, provided that such installation shall be subject to the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.

If the Premises contain a server room or lab room (the “Lab”) with an existing supplemental HVAC unit, Tenant shall be responsible for maintenance of such existing supplementary HVAC unit. If any server room or lab room should need supplementary HVAC services and Tenant desires to have such a unit installed, Tenant shall use Landlord’s designated HVAC contractor. Tenant shall be responsible for maintenance of said HVAC equipment. At the termination of the Lease or any following Amendment, the supplementary HVAC equipment shall remain with the Premises and will become the property of the Landlord.

Notwithstanding anything contained in the Lease to the contrary, except as caused by Landlord’s willful or grossly negligent misconduct, (i) Landlord shall not be responsible or liable for damages or injuries sustained by Tenant or those claiming by, through or under Tenant, and (ii) Tenant shall not be relieved from the performance of its obligations, including, but not limited to, Tenant’s obligation to pay Base Rent and Additional Rent, because of the interruption, discontinuance, quality or quantity of any utility used in or for the Premises, whether or not supplied by Landlord, and regardless of the reason or cause of the interruption or discontinuance.

12. USES OF LEASED PREMISES

Tenant’s Premises shall only be used for general office purposes, provided that such use must comply with the Zoning Bylaw of the Town of Maynard and all other applicable Federal, State and

Municipal laws and Landlord’s rules and regulations, adopted from time to time.

Tenant is satisfied that the uses meet the municipal zoning ordinances and agrees to indemnify and hold harmless Landlord from and against any and all losses, claims or damages arising from Tenant’s failure to determine whether the proposed uses comply with the provisions of this Section.

13. COMPLIANCE WITH LAWS	Tenant acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, unreasonably noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. Said noncompliance shall be considered a breach of this Lease. Also, Tenant acknowledges that it is Tenant’s responsibility to comply with all existing and future laws related to Tenant’s use and operation of the Premises, which may change from time to time. However, Tenant shall not be required to make or pay for Landlord to make structural or capital alterations or repairs, unless the same are necessitated by the Tenants specific use.

Landlord represents that the use of “general office purposes” does not violate the forgoing prohibitions, so long as it is used for general office purposes and normal business operations.

We make no representations for Tenant’s business operations. Tenant shall pay for any and all costs associated with the compliance of the current or future laws.

14. FIRE INSURANCE	Tenant shall not permit any use of the Premises which will make void any insurance on the Project or on the contents of the Project or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. Tenant shall upon written demand reimburse Landlord, and all other tenants, for all extra insurance premiums resulting from Tenant’s use of the Premises.

15. MAINTENANCE

A. TENANT’S OBLIGATION	Tenant agrees to maintain the Premises in good and working condition, damage by fire and other casualty and damage caused by Landlord and reasonable wear and tear excepted, and whenever necessary, to replace plate glass, acknowledging that the Premises are now in good order and the glass whole. Tenant shall not permit the Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, nor leave the Premises unoccupied at any time, with the exception of non-working hours, and not install any signs at the Project.

B. LANDLORD’S OBLIGATION

Landlord agrees to maintain the structure of the Building in the same condition as it is at the Term Commencement Date or as it may be put in during the Term of and pursuant to the terms of this Lease, reasonable wear and tear, damage by fire or other casualty and damage caused by Tenant is excepted.

Tenant acknowledges that the Building is old and has been recently restored. As such, the structure may contain certain deficiencies that could lead to leaks and other such nuisances due to wind, driving rain and other weather related items. Tenant acknowledges that with reasonable notice the Landlord will respond and make efforts to repair such problems, as seasonal or daily weather may permit. Tenant also acknowledges they may not use any such problems, should they arise, as an excuse to break this Lease and will make reasonable efforts to cooperate and assist the Landlord.

Landlord shall maintain, without limitation, in good order and repair (i) all building systems (including HVAC, electrical, mechanical and plumbing systems), (ii) the common facilities, and (iii) the grounds and landscaping. Landlord shall remove the snow from the parking lot, driveways and entrances. Landlord shall use reasonable efforts to minimize any interruptions to Tenant’s enjoyment of the Premises.

16. ALTERATIONS & ADDITIONS	Tenant shall not make alterations or additions to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, but may be conditional, and Landlord in its sole discretion shall determine such conditions. Any and all alterations or additions must be performed by Landlord’s general contractor (the “Alterations”). All such allowed Alterations shall be at Tenant’s sole cost and expense and shall be in quality at least equal or better than the present construction. Tenant shall not permit any mechanics’ liens, or similar liens, to remain upon the Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any Alterations made to the Premises shall become the property of the Landlord at the termination of occupancy as provided herein, and Tenant shall not be responsible for the removal or restoration of any Alterations.

17. ASSIGNMENT & SUBLETTING

Tenant shall not assign or sublet the whole or any part of the Premises without Landlord’s prior written consent, which may not be unreasonably withheld by Landlord, but maybe conditioned by Landlord or its Lender. Tenant shall tender to Landlord upon its request, a non refundable processing fee of $2,500.00 and Landlord shall have the right, at a minimum, to review financial statements, identity and business of any prospective assignee or subtenant before making a decision to grant consent.

Landlord shall never be deemed unreasonable in denying its consent to an assignment of this Lease or a subletting of all or any portion of the Premises under the following circumstances:

	A.	Landlord, after reviewing the proposed subtenant or assignee’s financial statements, shall determine in its sole discretion that the net worth or financial capability of such proposed subtenant or assignee is less than the net worth or financial capability of Tenant or adequate to fulfill the financial obligations of this Lease;

B.	if such assignment or subletting would require the Premises to be used for a use that is dissimilar to Tenant’s use, or in Landlord’s determination would result in a use conflict or compete with a use granted to another tenant at the Project;

C.	if there is a vacancy at the Project and if the terms and conditions of the proposed sublease or assignment are less favorable than those terms and conditions on which Landlord is then offering to lease such vacant space at the Project; or

D.	if Tenant is in default (beyond any applicable notice and cure period) of its obligations under this Lease.

Notwithstanding such consent, Tenant shall remain liable to Landlord for the payment of all Base Rent and Additional Rent and for the full performance of the covenants and conditions of this Lease. For the purpose of this Lease, any transfer of an interest in Tenant shall be deemed an assignment of this Lease, other than in connection with a bona fide equity financing of the company through Venture Capital. If Tenant requests Landlord’s consent to assign this Lease or sublet all or any portion of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after receipt of such request, to terminate this Lease as of the date specified in such notice. If Landlord approves a sublease and said sublease is for a total rental amount which on an annual basis is greater than the Base Rent and Additional Rent due from the Tenant to the Landlord under this Lease, Tenant shall pay to Landlord, forthwith upon Tenant’s receipt of each installment of such excess Base Rent and Additional Rent, during the term of any approved sublease, as Additional Rent hereunder, in addition to the Base Rent and Additional Rent and other payments due under this Lease, an amount equal to one hundred percent (100%) of the positive excess between the Base Rent and Additional Rent received by Tenant, less reasonable transaction costs, which shall include reasonable legal fees not to exceed $2,500.00 and brokerage commissions, under the sublease and the aggregate of Base Rent and Additional Rent due hereunder. Notwithstanding any provision to the contrary, there shall be no restriction on Tenant’s right to assign or transfer this Lease to its parent or any subsidiary or affiliate, or to any party in connection with a merger or consolidation involving Tenant or a sale of all or substantially all of Tenant’s assets, provided that such successor has as high a net worth as Tenant on (a) the Term Commencement Date or (b) the date of the transfer of this Lease, whichever date the net worth is higher. If this standard is not met, Landlord shall have the right of recapture.

18. SUBORDINATION	This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now existing or at any time hereafter arising, a lien or liens on the property of which the leased premises are a part. Tenant shall, when requested, promptly execute and deliver such written instruments in the lender’s form as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Tenant’s failure to execute and return documents to Landlord within seventy-two (72) hours of receipt by Tenant or Tenant’s agent shall be deemed a breach of this Lease.

19. ACCESS

Tenant will have access to its Premises 24 hours per day, 7 days per week and 52 weeks per year.

Landlord or agents of Landlord may show the Premises to others during normal business hours with advance notice to Tenant, and at any time before the expiration of the Term for the purpose related to the sale or refinancing of the Premises, excluding emergencies in which case Landlord may enter the Premises without any notice. Landlord may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations, provided that Landlord shall use reasonable efforts to minimize any interruptions to Tenant’s enjoyment of the Premises.

Landlord may show the Premises to prospective Tenants at normal business hours during the last nine (9) months of the Term with advance notice to Tenant. Tenant shall provide Landlord or its agents alarm codes. Tenant’s refusal to provide Landlord or its agent’s access as stated above shall be deemed a breach of this Lease.

Notwithstanding anything to the contrary in this Lease, Landlord or agents of Landlord may only access or show the Lab with advance notice to Tenant, during normal business hours, and only if accompanied by Tenant or agents of Tenant, excluding emergencies in which case Landlord may enter the Premises without any notice.

20. INDEMNIFICATION AND LIABILITY	A.	Tenant agrees to defend (with counsel reasonably approved by Landlord), indemnify and save harmless the Landlord, the Landlord’s managing agent and any holder of a mortgage on all or any portion of the Premises from (i) any act, omission or negligence occurring on the Premises of the Tenant, or the Tenant’s contractors, licensees, agents, servants, or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or to the property of any person, or (ii) any violation of applicable law by Tenant or those Tenant contractors, licensees, agents, servants, or employees, including, without limitation, any law, regulation or ordinance concerning trash, hazardous materials, or other pollutant occurring from and after the date that possession of the Premises is delivered to the Tenant and until the end of the Term hereof in or about the Premises, or (iii) any accident, injury or damage occurring outside the Premises, where such accident, damage or violation of applicable law results in injury from a willful or grossly negligent act or omission on the part of the Tenant or the Tenant’s agents or employees. This indemnity and hold harmless agreement shall survive termination of this Lease and include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Landlord agrees to pursue all of its rights under Tenant’s insurance policy before seeking indemnification from Tenant, provided that Tenant’s policy is on an occurrence basis policy with limits as required by Section 21. Landlord agrees that Tenant’s indemnity shall only apply to the extent Landlord does not recover such costs, expenses and liabilities under any such policy. Tenant agrees that Tenant’s insurance shall be the primary insurance policy and that said policy shall be exhausted in its totality before Landlord seeks its own rights to recover under any additional policy. Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying any adjoining space or any part of the Building, or for any loss or damage resulting to Tenant or to those claiming by, through or under Tenant, or its or their property, from the bursting, stopping or leaking of water, gas, sprinklers, sewer or steam pipes, unless such damage is caused by the gross negligence of Landlord.

21. TENANTS INSURANCE	Tenant shall maintain with respect to the Premises and the project, commercial general liability insurance in the amount of three million, five hundred dollars ($3,500,000) with property damage insurance in limits of one million dollars ($1,000,000) in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Tenant against injury to persons or damage to property as provided. Landlord shall be designated as an additional insured on any such policy. Tenant shall deposit with the Landlord certificates of such insurance at or prior to the Term Commencement Date and thereafter within thirty

(30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be altered or canceled without at least thirty (30) days prior written notice to Landlord.

During the term of the Lease, Tenant shall maintain all risk property and casualty insurance, including theft coverage, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s personal property in the Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Premises by or on behalf of Tenant.

If available, all insurance policies carried by either party covering the Building and/or the Premises will contain a clause or endorsement expressly waiving any right on the part of insurer to make any claim against the other party. The parties agree to use reasonable efforts to ensure that their policies will include such waiver clause or endorsement. Tenant waives all claims, causes of action and rights of recovery against Landlord for any loss or damage to persons, property or business which occurs on or about the Premises or the Building or the Project and results from any of the perils insured under any policy of insurance maintained by Tenant, regardless of cause. This waiver includes the negligence and intentional wrongdoing of Landlord, its agents, officers and employees, but is effective only to the extent of recovery, if any, under such policy. This waiver will be void to the extent that any such insurance is invalidated by reason of this waiver.

22. FIRE, CASUALTY, EMINENT DOMAIN

Should a substantial portion of the Premises or of the Project be substantially damaged by fire or other casualty, or be taken by eminent domain, Landlord may elect to terminate this Lease. When such fire, casualty or taking renders the Premises substantially unsuitable for their intended use, Tenant may elect to terminate this lease if:

(a) Landlord fails to deliver written notice within sixty (60) days of intention to restore Premises, or

(b) Landlord fails to restore the Premises to a condition substantially suitable for their intended use within one hundred eighty (180) days of (i) receipt of insurance proceeds in the case of fire or casualty or (ii) receipt of the award in the case of taking Landlord reserves and Tenant grants to Landlord, all rights which the Tenant may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the Tenant’s fixtures, property, or equipment.

23. DEFAULT & BANKRUPTCY

In the event that:

(a) Tenant shall default in the payment of any installment of rent or other sum herein specified and such default shall not have been cured within five (5) days; or

(b) Tenant shall vacate or abandon all or any part of the Premises or fail to continuously occupy the Premises, such circumstances not having been cured within five (5) days; or

(c) Tenant shall materially default in the observance or performance of any other of Tenant’s covenants, agreements or obligations hereunder, such default not having been cured within five 5 days of receiving written notice of such material default; or

(d) Tenant shall suffer a material adverse change in it’s business, as determined by Landlord; or

(e) Tenant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Tenant’s property for the benefit of creditors, provided,

then Landlord shall have the right to proceed with summary process to remove Tenant from the Premises. In the event of default by Tenant, Tenant shall pay to Landlord all costs and expenses incurred in enforcing the terms of this Lease, including reasonable attorneys’ fees, whether or not legal proceedings are instituted. Tenant shall indemnify the Landlord against all loss of rent and other payments, which the Landlord may incur by reason of such termination during the balance of the Term of this Lease.

If Tenant shall default in the observance or performance of any conditions or covenants on Tenant’s part to be observed or performed hereunder or by virtue of any of the provisions in any article of this Lease other than Tenant’s rental payment obligations, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, all attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of two (2%) percent per month and costs, shall be paid to the Landlord by the Tenant as Additional Rent upon written notice from Landlord to Tenant of such costs and expenses.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be in default in the performance of any of Landlord’s obligations under this Lease unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is required to correct any such default, after receipt of written notice from Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation. If Tenant claims or asserts that Landlord is in default in the performance of Landlord’s obligations under this Lease, Tenant shall not be relieved of Tenant’s obligations under this Lease and Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages or to terminate this Lease and in no event shall Tenant claim or assert any claim for money damages in any action or by way of set-off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages, to terminate this Lease or any other remedies available at law or in equity.

24. SURRENDER	Tenant shall, at the expiration or other termination of this Lease, remove all Tenant’s goods and effects from the Premises (including without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant, either inside or outside the Premises). Tenant shall deliver to Landlord the Premises and all keys, locks thereto, alarm codes and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. In the event of the Tenant’s failure to remove any of Tenant’s property from the Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under the Landlord’s control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

25. GOVERNING LAW, ETC.	This Lease shall be governed by and construed under the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument. All terms, covenants and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No alterations, amendments or waivers hereunder shall be valid or enforceable absent a written instrument signed by all parties hereto. No waiver of any provision hereunder on one occasion shall be deemed to be a waiver on future occasions. All obligations hereunder shall be obligations for each Tenant both jointly and severally. The parties hereto agree that this Lease contains the entire agreement between the parties and that it supersedes all prior agreements and negotiations. Tenant has not relied upon any representation not contained within this Lease and acknowledges that neither

Landlord nor its agents have made any warranties or representations of any kind or nature other than those expressly set forth herein. This Lease shall not be binding unless and until, it is executed by Landlord and Tenant.

26. NON-INTERFERENCE	Tenant hereby acknowledges that after the execution date hereunder, Landlord or its affiliates may, from time to time, in connection with any space or parcel(s) (including without limitation any space or parcel(s) which abut the Premises), seek to obtain various approvals, variances, permits, authorizations and/or special permits and the like from the local municipality and the Commonwealth of Massachusetts. Tenant hereby agrees to cooperate with Landlord in all such efforts and agrees not to oppose or interfere with Landlord, its affiliates, agents, designees, appointees or assigns, in Landlord’s attempts to obtain any such approvals, variances, permits, authorizations and/or special permits and the like. Tenant’s obligations under this paragraph shall be binding on Tenant’s officers, directors, shareholders and employees and shall survive the termination of the Lease. Tenant acknowledges that any interference shall be deemed a breach of this Lease and Landlord, at its sole discretion, may terminate this Lease.

27. BROKERAGE	Tenant and Landlord represent and warrant that they have dealt with no brokers other than CB Richard Ellis-New England and T3 Advisors in this transaction. Each of the parties represents and warrants that there are no other claims for brokerage commissions or finder’s fees in connection with the execution of this lease, and each of the parties agrees to indemnify the other against, hold it harmless from all liabilities arising from any such claim including without limitation, the cost of counsel fees in connection therewith.

28. FORCE MAJEURE	If Landlord is delayed, hindered or prevented from the performance of an obligation because of strikes, lockouts, labor troubles, the inability to procure materials, power failure, restrictive governmental laws or regulations, riots, insurrection, war or another reason not the fault of Landlord, then Landlord’s performance shall be excused for the period of delay.

29. INDEPENDENT COVENANTS	Landlord and Tenant agree that the obligations of Tenant hereunder, including, without limitation, Tenant’s obligation to pay rent and additional rent, are independent and not mutually dependent covenants, and that the failure of Landlord to perform any obligation hereunder shall in no event justify or empower Tenant to withhold rent, additional rent or any other amount due to Landlord hereunder or to terminate the Lease. Tenant acknowledges that the foregoing is a material inducement to Landlord to enter into this Lease.

30. REPRESENTATIONS	Landlord represents that (i) it has good title to the Premises and common areas in fee simple, (ii) it has full right and authority to execute the Lease, (iii) the Lease does not conflict with any other agreement to which Landlord is bound, and (iv) the Premises and common areas are/will be free from asbestos, underground fuel tanks, and any and all hazardous substances.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this     day of October, 2009

ACACIA COMMUNICATIONS, INC.		WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP

		By:	Wellesley Mills Corporation, its General Partner

By:		By:	/s/ Sergio Brosio
Name:		Name:	Robert Buonato Sergio Brosio Duly Authorized Representative for Wellesley Mills Corporation
Title:	VP of Engineering

By:
Name:
Title:

RIDER

TO LEASE DATED             , 2009

TENANT: ACACIA COMMUNICATIONS, INC.

LANDLORD: WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED

PARTNERSHIP

A. Rental Payments. All payments hereunder (including rent and additional rent) shall be due and payable on or before the first day of each calendar month. If rent or any other sum payable in this Section remains outstanding for a period of five (5) days, there will be a late charge for such payments, which charge shall be the lesser of eighteen percent (18%) per year on any outstanding balance owed, or the maximum amount permitted by law. Failure to pay the late charge is a default under the terms of this Lease. Tenant acknowledges and waives any and all rights to offset or reduce payments due under this Lease,

B. Early Access. Tenant may, in Landlord’s sole discretion, have access to the Premises prior to the Term Commencement Date provided that Tenant shall provide the insurance required by this Lease and does not interfere with existing use of the Premises and Landlord’s work at the Premises, if any. Tenant’s access shall be at Tenant’s sole risk.

C. Indemnification. Tenant further agrees to defend, indemnify and hold Landlord harmless from and against any and all claims and damages for injury to person or damage to property, of any kind or nature, of any person or entity (including attorneys’ fees) which may arise in connection with the Tenant’s operation of its business on the Premises.

D. No Joint Venture. Nothing contained in this Lease will be construed as creating a joint venture or partnership of or between Tenant and Landlord as to create any other relationship between the parties other than as Tenant and Landlord and Tenant hereby indemnifies and agrees to hold harmless Landlord from any and all damages resulting from such a construction of the relationship of the parties hereto.

E. Notices. Any notice or other communication in connection with this Lease shall be in writing and addressed as follows:

To Landlord:

WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP

c/o Wellesley Management LLC

12 Clock Tower Place

Suite 200

Maynard, MA 01754 To Tenant:

ACACIA COMMUNICATIONS, INC.

3 Clock Tower Place

Suite 210

Maynard, MA 01754

Such notice shall be delivered in hand or deposited in the United States mail, postage prepaid by registered or certified mail, return receipt requested. Any such address may be changed to any other address within the United States by written notice given in the aforesaid manner by the party desiring to effect the change. Any notice given in the aforesaid manner shall be deemed to have been duly given and received when so hand delivered or deposited with the United States Postal Service.

F. Authority to Execute. Tenant and Landlord covenant that the signatory of this Lease on behalf of each party is duly authorized to execute this Lease. Tenant shall provide at execution of this Lease a corporate resolution in the form attached as Exhibit B authorizing the officers to bind the corporation or other legal document to provide such evidence.

G. Parking. Tenant may use the parking facility, if any, serving the Building as designated by Landlord from time to time. Parking spaces in the parking facility, if any, are on an unreserved, unassigned basis in areas designated by Landlord from time to time. Notwithstanding the foregoing, Landlord reserves the right at any time to assign and reserve parking spaces and areas for specific individuals and/or tenants. Landlord reserves the right to relocate Tenant’s parking to another location not on the Project.

H. Holding Over. In the event that Tenant or anyone claiming by, through or under Tenant shall remain on the Premises after the termination of this Lease or any renewals, extensions or modifications thereof, Tenant shall forthwith be liable for and pay triple rent.

I. Signage. No signs, billboards, posters or advertising materials of any type or description shall be erected or kept by the Tenant on the interior common areas or the exterior of the building without the prior written consent and approval of the Landlord. Tenant shall be included in all interior Building standard sign programs at Landlord’s sole cost and expense.

J. Additional Remedies on Default. Notwithstanding any termination of this Lease or any re-entry by Landlord, Tenant agrees to pay and be liable for amounts equal to the several installments of rent and any other charges herein reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not re-entered the Premises and whether the Premises be re-let or remain vacant in whole or in part or for a period less than the remainder of the Term, or for the whole thereof; but in the event the Premises be re-let in whole or in part, by Landlord, Tenant shall be entitled to a credit in the amount of the rent received by Landlord in reletting after deduction of reasonable expenses in re-letting the Premises and in collecting the rent in connection therewith.

K. Estoppel Certificate. Upon not less than five (5) days prior written request, the Tenant agrees to execute, acknowledge, and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same are in full force and effect as modified and stating the modification), and the dates to which the rent hereunder and other charges have been paid and any other information reasonably requested. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee or lending source.

L. Confidentiality. Tenant agrees that the terms of this Lease shall remain confidential and that any breach of this clause shall constitute a breach of the Lease. Tenant acknowledges and agrees that the terms contained herein are confidential to Landlord. Tenant agrees that it will keep all information confidential and will not disclose the terms of the Lease, the information provided by Landlord with respect to operating costs, taxes, base rent, additional rent, etc. to other existing or prospective tenants except to those officers, accountants, lawyers of the Tenant. Any disclosure will be considered a breach of this Lease.

M. Cleaning. Tenant shall be responsible for the cost of cleaning the Premises, which shall be arranged by Tenant. Tenant must use Landlord’s designated cleaning service, which shall be paid for by Tenant.

N. Alterations. Except as set forth herein, all alterations and additions to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval may be withheld by Landlord in its sole discretion. All work performed on the Premises shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord or by Landlord’s general contractor. Prior to the commencement work, Tenant shall provide adequate security to Landlord to ensure that the work will be paid for by Tenant upon completion.

O. Relocation. Landlord reserves the right to relocate Tenant to other space, within the Project, provided such space shall be substantially similar and with the Tenant’s consent, which consent shall not be unreasonably withheld. Landlord shall give Tenant sixty (60) days written notice of such intention to relocate, but in no event shall Landlord relocate Tenant during the first year of the Lease. On the date of such relocation this Lease shall be amended by deleting the description of the Premises and substituting therefore the description of such space. Landlord agrees to pay the reasonable costs of moving Tenant to such other space within the Project, provided that Landlord shall not be obligated to expend more than rent due for three months under this Lease, and any costs associated with moving and setting up the Lab. In no event shall Tenant be reimbursed for costs incurred due to business interruption.

P. [Intentionally Removed.]

Q. Condominium. Landlord reserves the right at any time to convert the Project into a condominium in accordance with M.G.L. c. 183A. Tenant agrees to execute all necessary documentation to effectuate said conversion.

R. Financial Statements. Tenant agrees to deliver, upon request from Landlord: (1) statements of cash flows of the Tenant, (2) income statements of the Tenant, and (3) balance sheets of the Tenant, all such statements to be in reasonable detail, including all supporting schedules and comments, the statements and balance sheets to be reviewed or audited by an independent certified public accountant, and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Tenant.

All information on such statements shall be held in confidence by Landlord.

S. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent and additional rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

[Signatures to follow on next page.]

ACACIA COMMUNICATIONS, INC.		WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP

		By:	Wellesley Mills Corporation, its General Partner

By:	/s/ Bhupen Shah	By:	/s/ Sergio Brosio
Name:	Bhupen Shah	Name:	Robert Buonato Sergio Brosio Duly Authorized Representative for Wellesley Mills Corporation
Title:	VP of Engineering

By:
Name:
Title:

EXHIBITS

EXHIBIT A	FLOOR PLAN

EXHIBIT B	SECRETARY’S CERTIFICATE

EXHIBIT C	[Intentionally Removed]

EXHIBIT D	RULES & REGULATIONS

EXHIBIT A

Floor Plan

(attached)

October 14, 2009 – C. Wall

3 Clock Tower Place, Maynard, MA 01754

Suite 210 – 9,730 RSF

Suite 210
9,730 RSF
CONFERENCE ROOM
OFFICE
OFFICE
NEW OFFICE
RECEPTION
NEW CONFERENCE ROOM
8,510 RSF
NEW DOUBLE DOOR
RELOCATED KITCHEN CABINETS
MECHANICAL
LAB
LAB
LAB
1,220 RSF
OFFICE
OFFICE
OFFICE
CONFERENCE ROOM
490 RSF
4,400 RSF REMAINING
(NOT INCLUDING 490 RSF CONFERENCE
ROOM OR 1,220 RSF LAB)

PROPOSED FLOOR PLAN

DRAWING LEGEND
DEMO WALL
NEW WALL
RENTABLE AREA

KEY PLAN

WELLESLEY

Acacia

12 Clock Tower Place, Maynard, MA 01754

Wellesley-Rosewood Maynard Mills - Commercial Lease (Executed 10-29-09).pdf] [Page 29 of 38]

EXHIBIT B

SECRETARY’S CERTIFICATE

I, Christian Rasmussen, hereby certify that I am the duly elected and qualified President of Acacia, a Delaware corporation whose principal place of business is in Maynard, Massachusetts, and that the following vote was duly adopted by its Board of Directors:

“VOTED: That                     , President/CEO and                     , Treasurer of ACACIA COMMUNICATIONS, INC. are authorized and directed to execute and deliver a lease with Wellesley/Rosewood Maynard Mills Limited Partnership, in respect of the premises located at Clock Tower Place, Maynard, Massachusetts, upon the terms and conditions acceptable to President or Treasurer; and the execution of a lease by the President or Treasurer will be conclusive evidence of the fact that the Lease was acceptable.

I further certify that the foregoing vote is in full force and effect.

Dated: 10-27, 2009	Attest:	/s/ Christian Rasmussen
President

(SEAL)

EXHIBIT C

[Intentionally Removed.]

EXHIBIT D

RULES AND REGULATIONS

1.	Heating, lighting and plumbing: The Landlord shall be notified at once of any accidents to or defects in plumbing, electrical fixtures, or heating and cooling apparatus so that such accidents or defects may be attended to properly.

2.	Tenant shall see that all doors of the Premises are closed and securely locked and must observe strict care and caution to ensure that all of its water faucets or water apparatus are entirely shut off before Tenant or its employees leave the Premises.

3.	Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door of the Premises without the prior written consent of the Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key or access code for any such lock.

4.	The sidewalks, entrances, halls and stairways shall not be obstructed by Tenant or used for any purposes other than ingress to and egress from the Premises, and no articles or rubbish shall be left herein.

5.	No plumbing fixture or appliance shall be used for any purpose other than that for which it is intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown herein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be repaired and replaced at Tenant’s sole cost and expense, and Landlord shall not in any case be responsible for the same.

6.	Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area as prescribed by Landlord, subject to change from time to time, and allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s sole cost and expense in settings sufficient, in Landlord’s sole judgment, to absorb and prevent vibration, noise and disturbance that may be transmitted to the Building’s structure. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior written consent. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees that any disassembly, packaging and handling of the same shall comply with applicable laws and regulations. The moving of any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building shall be at the sole risk and hazard of Tenant, and Tenant shall exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, damage, claim or suit resulting directly or indirectly from such moving, including without limitation, relocation costs and expenses of tenants in the Building, if Landlord determines in its sole discretion that such relocation is necessary.

7.	Lettering on doors, tablets and the Building directory shall be subject to the approval of the Landlord; no lettering shall be allowed on outside windows. Directories will be placed by Landlord, in conspicuous places in the Building. No other directories shall be permitted without Landlord’s prior written consent.

8.	No sign, poster, placard, name, advertisement, or notice, visible from the exterior of the Premises shall be inscribed, painted, affixed to glass or wall, installed or otherwise displayed by Tenant either on the Premises or any part of the Building without the prior written consent of the Landlord.

9.	No wires for electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord. Tenant shall not install radio or television antenna, loudspeaker or any other device on exterior walls or roof of the Building.

10.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with any window or door of the building without the prior written consent of the Landlord.

11.	No animals or birds of any kind shall be kept, allowed in or about the Building any time for any reason other than those granted by law.

12.	Movement in or out of the Project of furniture or office equipment that requires use of hallways, stairways, or movement through the Project entrances or lobbies shall be restricted to hours designated by Landlord. Tenant shall provide Wellesley Management at least 48 hours notice before the move date.

All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord.

Moving Times are after 5 PM weekdays and 9 AM - 3 PM on Saturdays.

Tenant shall refer to the site plan for the proper loading dock and elevator to be used during its move. Wellesley Management will advise Tenant of the proper loading dock and elevator to be used for all deliveries coming to Tenant’s office.

13.	Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the Building on the windowsills of the Premises, subject to the terms and provisions of this Lease.

14.	Tenant shall not loiter and/or congregate in the Building or on front of the Premises. No part of the Building, the Premises or grounds shall, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

15.	Subject to the Lease, the Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Project.

16.	Tenant shall not use any method of heating other than that provided for in the Tenant’s Lease without the consent of the Landlord.

17.	All HVAC systems will be operational seasonally, with the exclusion of labs and server rooms, on Business Days from 7:30 AM to 7:30 PM Monday through Friday and Saturday 9:00 AM to 1:00 PM. Additional service will be provided on an individual basis when requested by the Tenant with 24-hour notice to Landlord for Monday through Saturday use and 48 hour notice for Sunday and Holiday use, if Clock Tower Place is not open on that holiday, and any additional charges incurred thereby, will be assessed to Tenant. There will be a Seventy Five ($75.00) per unit per hour charge, with a four (4) hour minimum for weekend use, for said requested service. Tenant will be billed, as Additional Rent, for requested HVAC service and payment of such will be due with the next monthly rent installment. Landlord reserves the right not to allow additional services such as HVAC services.

18.	Tenant shall be responsible for any damage caused to the Premises or Building or the Property or to any person herein as a result of any breach of any of the Rules and Regulations by the Tenant.

19.	Neither Tenant nor any employee or invitee of Tenant shall go up on the roof of any building at the Project at any time.

20.	Landlord reserves the right to exclude or expel from Clock Tower Place any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of Clock Tower Place.

21.	During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

22.	Tenant’s agents, employees, servants, patrons, customers, invitees and visitors shall not solicit business in the Building’s parking facilities or common areas nor shall Tenant distribute any handbills or other advertising matter outside the Premises or in the parking areas.

23.	Building security is a cooperative venture. Tenant must assume full responsibility for protecting the Premises from theft and pilferage by keeping doors locked as well as securing other means of entry into the Premises.

24.	Tenant shall make reasonable efforts to conserve electricity, water, and air conditioning.

25.	Tenant shall obey all parking signs and marking on the pavement. Tenant shall not park in fire lanes, within ten feet of fire hydrants, in loading zones, and shall properly park within parking space lines. Tenant shall not park any type of vehicle, whether for business use or personal use, on any parking lot or parking facility on the Project overnight without the prior consent of Landlord. Any vehicle(s) parked overnight for any extended period of time, shall be subject to towing at the vehicle owner’s sole risk and expense.

26.	Parking spaces in the parking lots and facilities are on an unreserved, unassigned basis in areas designated by the Landlord from time to time. Landlord reserves the right at any time to assign and reserve parking spaces and areas for specific individuals and/or tenants. Landlord reserves the right to relocate Tenant’s parking to another location not on the Project.

27.	Tenant shall not employ any of Landlord’s employees or agents for any purpose whatsoever without the prior written consent from Landlord.

28.	Tenant is required to use Landlord’s preferred vendors (cleaning, construction, and maintenance of base building systems) at all times, unless otherwise approved, in writing, by Landlord. This provision shall apply to all work performed in the Building including installations of electrical devices and attachments, and installations of any nature affecting the floors, walls, woodwork, trim, windows, ceilings, or any other physical portion of the Building. Additional services can be arranged for the Tenant by the Landlord using Landlord’s preferred vendors for such services as catering, telecommunications, copy and printing services, and furniture suppliers at preferred pricing.

29.	Clock Tower Place is a non-smoking environment. There shall be no smoking within the buildings. Tenant shall utilize the smoking areas provided throughout the park.

30.	The Landlord reserves the right to make changes or any such other and further rules and regulations as, in its sole and absolute discretion, may from time to time be necessary.

ACACIA COMMUNICATIONS, INC.

By:	/s/ Bhupen Shah
Title:	VP of Engineering

COMMONWEALTH OF MASSACHUSETTS

                                         , ss.

On                     , 2009, before me, the undersigned notary public, personally appeared, Sergio Brosio for Robert Buonato and acknowledged to me that the Principal signed the preceding or attached document voluntarily for its stated purpose. The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document. The satisfactory evidence of identification provided to me was:

☐	A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐	On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐	Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐	The following evidence of identification:

Notary Public

Printed Name:

My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.

On Oct 27th, 2009, before me, the undersigned notary public, personally appeared             (the “President”) of ACACIA COMMUNICATIONS, INC. acknowledged to me that the Principal signed the preceding or attached document voluntarily for its stated purpose. The Principal proved to me through satisfactory evidence of identification that the Principal is the person whose name is signed on the preceding or attached document. The satisfactory evidence of identification provided to me was:

☒	A current document issued by a federal or state government agency bearing the photographic image of the Principal’s face and signature; or

☐	On the oath or affirmation of a credible witness unaffected by the document or transaction who is personally known to the notary public and who personally knows the Principal; or

☐	Identification of the Principal based on the notary public’s personal knowledge of the identity of the Principal; or

☐	The following evidence of identification:

/s/ Marie E. Dunham
Notary Public

Printed Name:	Marie E. Dunham

My Commission Expires:	6/12/12

November 24, 2009

ACACIA COMMUNICATIONS, INC,

3 Clock Tower Place

Suite 210

Maynard, MA 01754

This letter serves to memorialize the Term Commencement Date for the ACACIA COMMUNICATIONS, INC. Lease dated October 27, 2009, for the “Premises” Suite 210, in Building Three Clock Tower Place, as November 23, 2009 and the Term Expiration Date as February 28, 2013. The term is three (3) years, three (3) months and seven (7) days, the Rent Commencement date is March 1, 2010.

Best regards,

/s/ Melissa Kimball
Melissa Kimball
Managing Director
Addison Wellesley Real Estate Advisors
mkimball@wellesley.com
978-823-8240

/s/ Bhupen Shah
Signed and Accepted
Name:	Bhupen Shah
Title:	Vice President of Engineering

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is made this      day of November 2010 and is by and between WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP, a limited partnership established under the laws of the Commonwealth of Massachusetts, with a place of business at Twelve Clock Tower Place, Suite 200, Maynard, Massachusetts 01754 (“Landlord”) and ACACIA COMMUNICATIONS, INC., a corporation established under the laws of the State of Delaware and authorized to do business in the Commonwealth of Massachusetts, with a place of business at Three Clock Tower Place, Suite 210, Maynard, Massachusetts, (“Tenant”).

STATEMENT OF FACTS

Landlord and Tenant are parties to a Lease dated October 27, 2009 (the “Lease”), with respect to certain office space located on the second floor of the building known as Three Clock Tower Place, Maynard, MA, known and numbered Suite 210, containing approximately 9,730 contiguous rentable square feet (the “Original Premises”). Term, Term Commencement Date, Term Expiration Date and Rent Commencement Date were memorialized in that certain memorialization letter dated November 24, 2009.

Tenant desires to exercise its option to expand into the approximately 4,890 contiguous rentable square feet on the second floor of Three Clock Tower Place (the “Expansion Premises”).

Landlord and Tenant desire to modify certain terms of the Lease. To the extent that any terms of the Lease contradict this Amendment, the terms of this Amendment shall supersede the terms of the Lease.

TERMS OF AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease shall be amended and modified as follows:

1. Demise of Expansion Premises. Commencing on November 15, 2010 (the “Expansion Premises Term Commencement Date”) Landlord leases to Tenant and Tenant leases from Landlord the Expansion Premises. Tenant agrees to take occupancy on November 15, 2010.

2. Premises. Commencing on the New Premises Term Commencement Date as defined herein, delete the first paragraph of Section 2 of the Lease in its entirety and replace it with the following:

A portion of the building consisting of 14,620 contiguous rentable square feet (“RSF”) located on the Second Floor of the building known as Three Clock Tower Place, Maynard, Massachusetts, more particularly known as Suite 210, as shown on Exhibit A-l (the “Expanded Premises”), together with the right to use in common, with others entitled thereto, all common area of the building, including but not limited to the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto, if any. Except as set forth herein, the Premises are to be delivered in “AS-IS” condition as they are in on the date of this Amendment.

1

3. Term. Commencing on the Expansion Premises Term Commencement Date as defined herein, delete Section 6 of the lease and replace it with the following:

Original Premises.

With respect to the Original Premises: (i) the term shall be three (3) years, three (3) months and seven (7) days (ii) the Term Commencement Date shall be October 27, 2009, (iii) the Term Expiration Date shall be February 28, 2013, and (iv) the Rent Commencement Date shall be March 1, 2010.

Expansion Premises.

With respect to the Expansion Premises: (i) the term shall be two (2) years, three (3) months and sixteen (16) days, (ii) the term shall commence on the Expansion Premises Term Commencement Date, (iii) the term shall be co-terminus with the Term Expiration Date of the Original Premises, and (iv) the Rent Commencement Date shall be February 1, 2011.

4. Rent. Commencing on the Expansion Premises Term Commencement Date as defined herein, delete Section 8 of the lease in its entirety and replace it with the following:

Tenant shall pay, without any offset or reduction, except as set forth herein, base rent to Landlord at the rate of:

A Security Deposit in the amount of $37,159.17, equal to the last two (2) months rent, shall be paid to Landlord upon execution of the Lease Amendment, minus the $37,095.62 Security Deposit currently on account with Landlord. The balance in the amount of $63.55 shall be due upon execution of the Lease Amendment. The Security Deposit shall be held as security for Tenant’s performance of its obligations hereunder. Upon the occurrence of a default under this Lease by Tenant, Landlord may, in its sole discretion, apply the Security Deposit to cure such default and Tenant shall restore the Security Deposit to the sum of $37,159.17. Upon a transfer of the Property by the Landlord, Tenant agrees to look solely to such transferee for the return of the Security Deposit.

5. Taxes and Operating Expenses. Commencing on the Expansion Premises Term Commencement Date, amend Section 10 of the tease as follows:

“Tenant’s Share” shall mean 1.3481%

6. Furniture.

Tenant shall have the right to use the furniture in the Original Premises and in the Expansion Premises for the full Term of the Lease. Tenant shall return said furniture to Landlord upon expiration of the Lease in the same condition delivered to Tenant, normal wear and tear excepted.

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7. Early Access.

Landlord will grant Tenant early access to the Premises during construction for the purposes of wiring for data and phones, and for any work necessary for the set up and activation of Security Systems, all the foregoing to be at Tenant’s sole cost and expense, unless otherwise stated herein.

8. Brokers.

Tenant and Landlord represent and warrant that neither has dealt with any brokers in this transaction. Each of the parties represents and warrants that there are no other claims for brokerage commissions or finders fees in connection with the execution of this First Lease Amendment, and each of the parties agrees to indemnify the other against and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of council fees in connection therewith.

Commencing on November 1, 2010 and continuing to February 28, 2011, Tenant shall pay Base Rent at the rate of $13.75 per RSF per year on the 8,510 RSF portion of the Original Premises, or $117,012.50 annually, in equal monthly installments of $9,751.04, each payable in advance by the first day of each month.

For the period commencing November 15, 2010 and continuing to January 31,2011, the Expansion Premises shall be Base Rent Free.

For the period commencing February 1, 2011 and continuing to February 28, 2011, Base Rent for the Expansion Premises shall be $3,404.69.

Commencing on March 1, 2011 and continuing to February 28, 2012, Tenant shall pay Base Rent at the rate of $14.25 per RSF on the entire 14,620 RSF or $208,335.00 annually, in equal monthly installments of $17,361.25, each payable in advance by the first day of each month.

Commencing on March 1, 2012 and continuing to February 28, 2013, Tenant shall pay Base Rent at the rate of $15.25 per RSF on the entire $14,620 RSF or $222,955.00 annually, in equal monthly installments of $ $18,579.58, each payable in advance by the first day of each month.

Tenant shall pay the February 2011 Base Rent for the Expansion Premises upon execution of the Amendment. All other payments hereunder (including Rent and Additional Rent) shall be due and payable on or before the first day of each calendar month.

If rent or any other sum payable in this Section remains outstanding for a period of five (5) days after Landlord’s delivery of written notice that said amounts are past due, there will be a late charge for such payments, which charge shall be the lesser of eighteen percent (18%) per year on any outstanding balance owed, or the maximum amount permitted by law. Failure to pay the late charge is a default under the terms of the Lease.

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Tenant acknowledges any/all rights to offset or reduce payments due under this Lease.

9. Security Deposit. Commencing on the Expansion Premises Term Commencement Date, delete Section 9 in its entirety and replace it with the following:

10. Expansion Right.

Tenant shall have the option to lease additional space within 1 Clock Tower Place or 3 Clock Tower Place consisting of up to approximately 10,000 rentable square feet (the “Second Expansion Premises”) for a lease term of up to three years. The Base Rent for the Second Expansion Premises shall be $13.00 per rentable square foot per year for the initial term of that space.

11. Default.

If for any reason Tenant shall fail to comply with the provisions of this Amendment, the same shall be deemed a default under the Lease, entitling Landlord to exercise all of its rights and remedies there under.

12. Tenant Representations.

Tenant hereby represents and certifies that the Lease for the Premises as defined under the Lease is in full force and effect, that all obligations of Landlord under the Lease as of the date hereof have been performed by Landlord, and that, as of the date hereof, to the best of Tenant’s knowledge, there exists no default by Landlord under the Lease and Tenant has no defenses, rights of offset, credits, deductions in rent or claims against Landlord, or its successors or assigns, of any of the agreements, terms, covenants or conditions of the Lease.

13. Terms.

Capitalized terms not defined herein shall have the definition provided in the Lease.

14. Ratification.

The Lease, as amended by this Amendment, is hereby ratified and confirmed in all respects, except that this Amendment shall prevail over any other provisions of the Lease which are inconsistent with this Amendment.

15. Counterparts and Authority.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

EXECUTED as a sealed instrument as of the date first written above.

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ACACIA COMMUNICATIONS, INC.	WELLESLEY ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP By its sole General Partner Wellesley Mills Corporation

By:	By:
Printed Name:	Name:	D. Scott DiGiancomo
Title:	Title:	Duly Authorized Agent

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EXHIBIT A-2

FLOOR PLAN

(Attached)

6

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Amendment”) is made this 13 day of February, 2012 and is by and between WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP, a limited partnership established under the laws of the Commonwealth of Massachusetts, with a place of business at Twelve Clock Tower Place, Suite 200, Maynard, Massachusetts 01754 (“Landlord”) and ACACIA COMMUNICATIONS, INC., a corporation established under the laws of the State of Delaware and authorized to do business in the Commonwealth of Massachusetts, with a place of business at Three Clock Tower Place, Suite 210, Maynard, Massachusetts, (“Tenant”).

STATEMENT OF FACTS

Landlord and Tenant are parties to a Lease dated October 27, 2009 (the “Lease”), as amended by that certain First Amendment To Lease dated November 29, 2010 with respect to certain office space located on the second floor of the building known as Three Clock Tower Place, Maynard, MA, known and numbered Suite 210, containing approximately 14,620 contiguous rentable square feet (the “Original Premises and Expansion Premises”).

Tenant desires to exercise its option to lease additional space. Tenant desires to expand into the approximately 4,858 contiguous rentable square feet on the second floor of Three Clock Tower Place (the “Second Expansion Premises”).

Landlord and Tenant desire to modify certain terms of the Lease. To the extent that any terms of the Lease contradict this Amendment, the terms of this Amendment shall supersede the terms of the Lease.

TERMS OF AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease shall be amended and modified as follows:

1. Demise of the Second Expansion Premises. Commencing on February 15, 2012 (the “Second Expansion Premises Term Commencement Date”) Landlord leases to Tenant and Tenant leases from Landlord the Second Expansion Premises in “as-is” condition as of the date of this Lease Amendment. Tenant agrees to take occupancy on February 15, 2012.

2. Premises. Commencing on the Second Premises Term Commencement Date, delete the first paragraph of Section 2 of the Lease in its entirety and replace it with the following:

A portion of the building consisting of 19,478 contiguous rentable square feet (“RSF”) located on the Second Floor of the building known as Three Clock Tower Place, Maynard, Massachusetts, consisting of 14,620 RSF and more particularly known as Suite 210 as shown on Exhibit A-2, and 4,858 RSF and more particularly known as Suite 200 as shown on Exhibit A-3, together with the right to use in common, with others entitled thereto, all common area of the building, including but not limited to the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto, if any. Except as set forth herein, the Premises are to be delivered in the same “as-is” condition they are in on the date of this Amendment.

3. Term. Commencing on the Second Expansion Premises Term Commencement Date, amend the lease by adding the following paragraph at the end of Section 6:

Second Expansion Premises.

With respect to the Second Expansion Premises: (i) the term shall be one (1) year and fifteen (15) days, (ii) the term shall commence on the Second Expansion Premises Term Commencement Date, (iii) the term shall be co-terminus with the Term Expiration Date of the Original Premises and Expansion Premises, and (iv) the Rent Commencement Date shall be February 15, 2012.

4. Rent. Commencing on the Second Expansion Premises Term Commencement Date, amend the lease by adding the following at the end of Section 8:

For the period commencing on February 15, 2012 and continuing to February 28, 2013, Tenant shall pay Base Rent for the Second Expansion Premises at the rate of $13.00 per RSF per year, $63,154.00 annually, in equal monthly installments of $5,262.83, each payable in advance by the first day of each month.

Tenant shall pay the pro-rated February 2012 Base Rent for the Second Expansion Premises in the amount of $2,722.16 upon execution of the Amendment. All other payments hereunder (including Rent and Additional Rent) shall be due and payable on or before the first day of each calendar month.

5. Security Deposit for the Second Expansion Premises. Commencing on the Second Expansion Premises Term Commencement Date, amend the lease by deleting Section 9 in its entirety and replace it with the following:

A Security Deposit in the amount of $37,159.17 is currently on account with the Landlord for the Original Premises and Expansion Premises.

A Security Deposit for the Second Expansion Premises in the amount of $10,525.66, equal to the last two (2) months rent, shall be paid to landlord upon execution of this Lease Amendment.

The Security Deposits shall be held as security for Tenant’s performance of its obligations hereunder. Upon the occurrence of a default under this Lease by Tenant, Landlord may, in its sole discretion, apply the Security Deposit to cure such default and Tenant shall restore the Security Deposit to the sum of $37,159.17 for the Original Premises and Expansion Premises, and to the sum of $10,525.66 for the Second Expansion Premises.

Upon a transfer of the Property by the Landlord, Tenant agrees to look solely to such transferee for the return of the Security Deposits.

6. Taxes and Operating Expenses. Commencing on the Second Expansion Premises Term Commencement Date, amend Section 10 of the Lease as follows:

“Tenant’s Share” shall mean 1.7961%.

7. Utilities. Amend the lease by adding the following at the end of Section 11:

Commencing on the Second Expansion Premises Term Commencement Date, Tenant will be billed monthly for electrical energy use within the Second Expansion Premises at a rate of $1.50 per rentable square foot per year, to be paid as Additional Rent, pro-rated for any partial month.

8. Furniture.

Tenant shall have the right to use the furniture in the Original Premises and Expansion Premises, and in the Second Expansion Premises, for the full Term of the Lease. Tenant shall return said furniture to Landlord upon expiration of the Lease in the same condition delivered to Tenant, normal wear and tear excepted.

9. Early Access.

Landlord will grant Tenant early access to the Premises for the purposes of wiring for data and phones, and for any work necessary for the set up and activation of Security Systems, all the foregoing to be at Tenant’s sole cost and expense, unless otherwise stated herein.

10. Brokers.

Tenant and Landlord represent and warrant that neither has dealt with any brokers in this transaction. Each of the parties represents and warrants that there are no other claims for brokerage commissions or finders fees in connection with the execution of this First Lease Amendment, and each of the parties agrees to indemnify the other against and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of council fees in connection therewith.

11. Expansion Right.

Tenant shall have the option to lease additional space consisting of approximately 10,000 rentable square feet (the “Third Expansion Premises”). The Base Rent for the Third Expansion Premises shall be $13.00 per rentable square foot per year for the initial term of that space.

12. Default.

If for any reason Tenant shall fail to comply with the provisions of this Amendment, the same shall be deemed a default under the Lease, entitling Landlord to exercise all of its rights and remedies there under.

13. Tenant Representations.

Tenant hereby represents and certifies that the Lease for the Premises as defined under the Lease is in full force and effect, that all obligations of Landlord under the Lease as of the date hereof have been performed by Landlord, and that, as of the date hereof, to the best of Tenant’s knowledge, there exists no default by Landlord under the Lease and Tenant has no defenses, rights of offset, credits, deductions in rent or claims against Landlord, or its successors or assigns, of any of the agreements, terms, covenants or conditions of the Lease.

14. Terms.

Capitalized terms not defined herein shall have the definition provided in the Lease.

15. Ratification.

The Lease, as amended by this Amendment, is hereby ratified and confirmed in all respects, except that this Amendment shall prevail over any other provisions of the Lease which are inconsistent with this Amendment.

16. Counterparts and Authority.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

EXECUTED as a sealed instrument as of the date first written above.

ACACIA COMMUNICATIONS, INC.		WELLESLEY ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP By its sole General Partner Wellesley Mills Corporation

By:	/s/ Raj Shanmugaraj	By:	/s/ D. Scott DiGiacomo
Name:	Raj Shanmugaraj	Name:	D. Scott DiGiacomo
Title:	President & CEO	Title:	Duly Authorized Agent

EXHIBIT A-3

FLOOR PLAN

(Attached)

3-200

4,858 RSF

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Amendment”) is made this 21st day of November 2012 and is by and between WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP, a limited partnership established under the laws of the Commonwealth of Massachusetts, with a place of business at Two Clock Tower Place, Suite 200, Maynard, Massachusetts 01754 (“Landlord”) and ACACIA COMMUNICATIONS, INC., a corporation established under the laws of the State of Delaware and authorized to do business in the Commonwealth of Massachusetts, with a place of business at Three Clock Tower Place, Suite 210, Maynard, Massachusetts, (“Tenant”),

STATEMENT OF PACTS

Landlord and Tenant are parties to a Lease dated October 27, 2009 (the “Lease”), as amended by that certain First Amendment To Lease dated November 29, 2010, and that certain Second Amendment to Lease, dated February 13, 2012, with respect to certain office space located on the second floor of the building known as Three Clock Tower Place, Maynard, MA, known and numbered Suite 210, containing approximately 19,478 contiguous rentable square feet (the “Original Premises and Expansion Premises”).

Tenant desires to extend the term of the lease and relocate from its existing premises on the second floor of Three Clock Tower Place to the 28,249 square feet of space on the first floor of Three Clock Tower Place, the “Relocation Premises”.

Landlord and Tenant desire to modify certain terms of the Lease. To the extent that any terms of the Lease contradict this Amendment, the terms of this Amendment shall supersede the terms of the Lease.

TERMS OF AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease shall be amended and modified as follows:

1.	Demise of the Relocation Premises. Commencing on February 1, 2013 (the “Relocation Premises Term Commencement Date”) Landlord leases to Tenant and Tenant leases from Landlord the Relocation Premises in “as-is” condition as of the date of this Lease Amendment, however Landlord shall, at its cost, complete all of the demising and installation pursuant to the scope and floor plan attached as Exhibit A-l and to General Specifications for Construction contained in Exhibit A-2.

Landlord will provide tenant with a turnkey build out based upon the attached plan and specifications in Exhibits A-l and A-2, In the event Landlord is not substantially complete with Landlord’s work by February 1st, 2013, The Term Commencement day shall be extended on a day for day basis until such time as the Relocation Premises is substantially complete and Tenant may occupy the space. In the event that Landlord has not completed Landlord’s work by February 15th 2013 there shall be a penalty of one day of free base rent

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for each one day delay, until March 1st, 2013. Then starting March 1, 2013 the penalty shall be two days of free rent for each day of delay. Tenant will also be allowed to remain in current suite until Relocation Premises is ready to occupy and will have two (2) weeks after Relocation Term Commencement Date to clear current suite of Tenant belongings. In the event Tenant vacates the Premises within this two week period, Tenant shall have no further obligation to pay rent on this space, In the event Tenant does not vacate the Original Premises within this period Tenant shall then continue to pay rent on the Original Premises under the Original Lease as if the Tenant had not vacated, commencing on the fifteenth (15th) day and continuing until Tenant has fully vacated.

Tenant shall continue to pay rent on the existing space under the existing structure until such time as the Relocation Space is substantially complete and Tenant can occupy the Space.

Landlord shall commence Landlord’s work as soon as possible after execution of this Amendment. In the event Landlord completes its work prior to February 1, 2013, Tenant shall have the right to utilize the Relocation Premises without charge. In any event Tenant shall have the right to conduct its installation work within the Relocation Premises, prior to the Relocation Term Commencement Date, provided that such work does not interfere with Landlord’s work, in landlord’s sole judgment and discretion.

2.	Premises. Commencing on the Relocation Premises Term Commencement Date, delete the first paragraph of Section 2 of the Lease in its entirety and replace it with the following:

A portion of the building consisting of 28,249 contiguous rentable square feet (“RSF”) located on the First Floor of the building known as Three Clock Tower Place, Maynard, Massachusetts, and more particularly known as Suite 130 as shown on Exhibit A-1, together with the right to use in common with others entitled thereto, all common area of the building, including but not limited to the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto, if any. Except as set forth herein including the scope of work to be performed in Exhibits A-l and A-2, the Premises are to be delivered in the same “as-is” condition they are in on the date of this Amendment

Landlord shall designate two (2) reserved parking spaces in the lower level of the parking garage for Tenant’s exclusive use, at no additional charge. Use of such space is subject to the rules and regulations of the management company and the harmonious management of the garage, but in no case during the term will the Tenant be denied use of anything less than two (2) tenant designated reserved parking spaces.

3.	Term. Commencing on the Relocation Premises Term Commencement Date, amend the lease by adding the following paragraph at the end of Section 6:

Relocation Premises.

With respect to the Relocation Premises: (i) the term shall be four (4) years and four (4) months, (ii) the term shall commence on the Relocation Premises Term Commencement Date, and (iii) the Rent Commencement Date shall be April 1, 2013.

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4.	Rent. Commencing on the Relocation Premises Term Commencement Date, amend the lease by adding the following at the end of Section 8:

For the period commencing on February 1, 2013 and continuing thru March 31, 2013, Tenant shall pay no Base Rent for the Relocation Premises. Commencing on April 1, 2013 and continuing through January 31, 2014, Tenant shall pay Base Rent for 23,815 RSF of Relocation Premises at the rate of $6.805per RSF per year, in equal monthly installments of $16,206.10, each payable in advance by the first day of each month. Commencing on February 1, 2014 and continuing through - January 31, 2016, Tenant shall pay Base Rent for the entirety (consisting of 28,249 contiguous rentable square feet) of Relocation Premises at the rate of $15.47 per RSF per year, in equal monthly installments of $36,417;67, each payable in advance by the first day of each month. Commencing on February 1, 2016 and continuing through January 31, 2017, Tenant shall pay Base Rent for entirety of (consisting of 28,249 contiguous rentable square feet) Relocation Premises at the rate of $17.22 per RSF per year, in equal monthly installments of $40,537.32, each payable in advance by the first day of each month. Commencing on February 1, 2017 and continuing through April 30, 2017, Tenant shall pay Base Rent for the entirety of (consisting of 28,249 contiguous rentable square feet) Relocation Premises at the rate of $16.31 per RSF per year, in equal monthly installments of $38,395.10, each payable in advance by the first day of each month. Commencing on May 1, 2017 and continuing thru May 31, 2017, Tenant shall pay no Base Rent.

5.	Security Deposit for the Relocation Premises. Commencing on the execution of the Third Amendment, amend the lease by deleting Section 9 in its entirety and replacing it with the following:

A Security Deposit in the amount of $68,000.00 is due and payable to the Landlord for the Relocation Premises.

A Security Deposit for the Original and the Second Expansion Premises in the amount of $47,684.83, currently held by Landlord shall be applied to the Security Deposit Due for the Relocation Premises.

The Security Deposits shall be held as security for Tenant’s performance of its obligations hereunder. Upon the occurrence of a default under this Lease by Tenant, Landlord may, in its sole discretion, apply the Security Deposit to cure such default and Tenant shall restore the Security Deposit to the sum of $68,000.00 for the Relocation Premises.

Upon a transfer of the Property by the Landlord, Tenant agrees to look solely to such transferee for the return of the Security Deposits.

6.	Taxes and Operating Expenses. Commencing on the Relocation Premises Term Commencement Date, amend Section 10 of the Lease as follows:

“Tenant’s Share” shall mean 2.6384%.

“Base Year” shall mean calendar 2013

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7.	Utilities. Amend the lease by adding the following at the end of Section 11:

Commencing on the Relocation Premises Term Commencement Date, Tenant will be billed monthly for electrical energy use within the Relocation Premises, either thru the check meter within the Relocation Premises or at a rate of $1.50 per rentable square foot per year, to be paid as Additional Rent, pro-rated for any partial month.

8.	Furniture.

Tenant shall have the right to use the furniture in the Relocation Premises, a list of such furniture attached as Exhibit B, to be finalized three (3) weeks prior to the Relocation Premises Term Commencement Date, for the full Term of the Lease. Tenant shall also have the right to relocate furniture, at its cost and expense, from the Original and Second Expansion Premises. A list of such furniture is attached as Exhibit B-l, to be finalized three (3) weeks prior to the Relocation Premises Term Commencement Date. Tenant shall return said furniture to Landlord upon expiration of the Lease in the same condition delivered to Tenant, normal wear and tear excepted. Tenant shall the right to utilize all existing and spare/excess cubicle panels and related hardware in the current Relocation Premises for its use during the term.

It is the understanding of the Landlord that the cubicles and offices within the Premises are wired for voice and data. Tenant shall verify same satisfactory for its use. Any changes additions to remedies to cubical wiring shall be tenants responsibility. Tenant will have the right to relocate its current switch to the new Premises. Tenant will be responsible for all wiring of its voice, data, etc. requirements for the Premises.

9.	Signage.

Tenant shall be included in all building standard sign programs, including a building standard directional sign in the hall adjacent to the center stairwell in the building, at Landlord’s cost and expense.

10.	Security System.

Tenant shall have access to their premises twenty-four (24) hours per day; seven (7) days per week. Tenant acknowledges that there may be continued improvements to the building after Tenant’s occupancy. Tenant may install its own security system. Costs associated with security to Tenant’s Premises shall be the responsibility of the Tenant. Landlord shall have key access to the Premises for emergency purposes only and contact information and emergency telephone for Tenant’s security company and local representative.

11.	Early Access.

Landlord will grant Tenant early access to the Premises for the purposes of wiring for data and phones, and for any work necessary for the set up and activation of Security Systems, provided such work does not interfere with Landlord’s work, all the foregoing to be at Tenant’s sole cost and expense, unless otherwise stated herein,

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12.	HVAC.

Add the following language to sixth (6th) Section 11 of the Original Lease, HVAC Section;

“All HVAC systems will be operational seasonally, with the exclusion of labs and server rooms, on Business Days from 7:30 AM to 7:30 PM Monday through Friday and Saturday 9:00 AM to 1:00 PM. Additional service will be provided on an individual basis when requested by the Tenant with 24-hour notice to Landlord for Monday through Saturday use and 48 hour notice for Sunday and Holiday use, if Clock Tower Place is not open on that holiday, and any additional charges incurred thereby will be assessed to Tenant. There will be a Seventy Five Dollar ($75.00) per unit per hour charge, with a four (4) hour minimum for weekend use, for said requested service. Tenant will be billed, as Additional Rent, for requested HVAC service and payment of such will be due with the next monthly rent installment. Landlord reserves the right not to allow additional services such as HVAC services.”

13.	Brokers.

Tenant and Landlord represent and warrant that neither has dealt with any brokers in this transaction other than Avison Young and Atlas Commercial Real Estate, who shall be paid a fee under separate agreement and timetable with Landlord. Each of the parties represents and warrants that there are no other claims for brokerage commissions or finders fees in connection with the execution of the Original lease or subsequent Amendments, and each of the parties agrees to indemnify the other against and hold the other harmless from all liabilities arising from any such claim, including without limitation, the cost of counsel fees in connection therewith.

14.	Expansion Right.

Tenant shall have the on-going “Right of First Refusal” to lease additional space adjacent to the Relocation Premises within the First Floor of Three Clock Tower Place. Upon receipt by Landlord of a bona-fide offer to lease the adjacent space, Landlord shall notice Tenant of such offer. Tenant shall have Five (5) business days to either accept or reject the offer on the same terms and conditions as the third-party offer. In the event Tenant rejects said offer, Landlord shall have the right to lease the space to the third-party, without further claim of such space by Tenant.

15.	Renewal Option.

Provided that Tenant is not in default of the Lease, Tenant shall have the right to renew the term of the Lease for One (1) additional Two (2) year period, with no less than twelve (12) months prior written notice. The rent for such renewal option period shall be the “market” rent for such space at the time of commencement of the renewal option term.

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16.	Permitted Uses.

Section 12 of the Original Lease shall be amended to include electronics R&D Lab and Manufacturing Lab as permitted uses.

17.	General Maintenance,

Landlord shall be responsible for the failure of glass panels, within the Premises, unless such failure is the result of tenant’s negligence.

In the event there is a roof leak within the Lab space of the Relocation Premises, Tenant shall immediately notify Landlord to remedy. In the event that Landlord does not respond within one (1) Hour of its receipt of such emergency notice. Tenant may remedy this emergency leak and bill Landlord for reasonable costs associated with such repair.

18.	Default.

If for any reason Tenant shall fail to comply with the provisions of this Amendment, the same shall be deemed a default under the Lease, entitling Landlord to exercise all of its rights and remedies there under.

19.	Tenant Representations.

Tenant hereby represents and certifies that the Lease for the Premises as defined under the Lease is in full force and effect, that all obligations of Landlord under the Lease as of the date hereof have been performed by Landlord, and that, as of the date hereof, to the best of Tenant’s knowledge, there exists no default by Landlord under the Lease and Tenant has no defenses, rights of offset, credits, deductions in rent or claims against Landlord, or its successors or assigns, of any of the agreements, terms, covenants or conditions of the Lease.

20.	Terms.

Capitalized terms not defined herein shall have the definition provided in the Lease.

21.	Ratification.

The Lease, as amended by this Amendment, is hereby ratified and confirmed in all respects, except that this Amendment shall prevail over any other provisions of the Lease which are inconsistent with this Amendment.

22.	Counterparts and Authority.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

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23.	Replace Section 0, Relocation, page 25 of the original lease with the following language:

Relocation: Landlord agrees that it cannot notify tenant of a relocation during the first 14 months of their lease term. Landlord reserves the right to relocate Tenant to other space, within the Project, provided such space shall be substantially similar and with the Tenant’s consent, which consent shall not be unreasonably withheld. Landlord shall give Tenant One (1) years written notice of such intention to relocate. At such time of notification, Tenant shall reserve the right to terminate their lease with no additional obligations. On the date of such relocation this Lease shall be amended by deleting the description of the Premises and substituting therefore the description of such space. Landlord agrees to pay the reasonable costs of moving Tenant to such other space within Project, provided that Landlord shall not be obligated to expend more than rent due for the three months under this Lease, and any costs associated with moving and setting up the Lab. In no event shall tenant be reimbursed for costs incurred due to business interruption.

SIGNATURES ON FOLLOWING PAGE

EXECUTED as a sealed instrument as of the date first written above,

ACACIA COMMUNICATIONS, INC.		WELLESLEY ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP By its sole General Partner Wellesley Mills Corporation

By:	/s/ Raj Shanmugaraj	By:	/s/ D. Scott DiGiacomo
Name:	Raj Shanmugaraj	Name:	D. Scott DiGiacomo
Title:	President & CEO	Title:	Duly Authorized Agent

7

EXHIBIT A-l

FLOOR PLAN AND SCOPE OF WORK

(Attached)

8

EXHIBIT F

ACACIA COMMUNICATIONS

TENANT BUILD-OUT SPEC SHEET

Wellesley Building Company

Standard Office Tenant Build-Out

Wellesley / Rosewood Maynard Mills

GENERAL SPECIFICATIONS FOR CONSTRUCTION SUBJECT TO SUBSTITUTIONS AND/OR MODIFICATIONS ARE AT THE SOLE DISCRETION OF WELLESLEY BUILDING COMPANY AND/OR LANDLORD.

5750-0010	Appliances	Page	2
5750-0030	Counters and Cabinets	Page	3
5750-0040	Change Orders	Page	1
5750-0050	Cleaning and Disposal	Page	5
5750-0065	Construction Management	Page	fi
5750-0080	Demolition and Disposal	Page	7
5750-0100	Doors and Windows	Page	H
5750-0120	Drywall	Page	9
5750-0130	Electrical	Page	10&11
5750-0141	Elevator	Page	12
5750-0180	Fire Alarm	Page	13
5750-0200	Flooring	Page	14
5750-0260	Hardware	Page	15
5750-0270	HVAC	Page	If]
5750-0280	Insulation	Page	17
5750-0350	Millwork	Page	18
5750-0370	Paint	Page	19
5750-0420	Plumbing	Page	20
5750-0425	Punch-List	Page	21
5750-0460	Signage & Directories	Page	22
5750-0485	Sprinkler Systems	Page	23
5750-0140	Voice / Data / CATV	Page	24

1

General Specifications for Construction

5750-0010	Appliances:

Kitchen:	Not In Contract – Supplied by Tenant

Refrigerator-	Not In Contract – Supplied by Tenant
Dishwasher-	Not In Contract – Supplied by Tenant
Microwave-	Not In Contract – Supplied by Tenant

2

General Specifications for Construction

5750-0030     Cabinets & Counters:

General Notes: All stock shall be approved by Wellesley Building Company, in writing, prior to installation. Job Super and all Subcontractors shall compare specifications with kitchen plan designed by kitchen installer. Kitchen installer may use architectural plans as a guideline for design, however, final plan and prices must be from the final kitchen design plan as approved by Wellesley Building Company and distributed to all kitchen cabinet vendors for final pricing. Inconsistencies between plans and specifications must be approved by Wellesley Building Company in writing. Subcontractors pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) to applicable Massachusetts building codes.

Kitchen Cabinets:     Existing to remain.

Kitchen Counters:     Existing to remain.

3

General Specifications for Construction

5750-0040     Change Orders:

All change orders to be agreed upon in writing, on approved change order request form, between Wellesley Building Company, Tenant, and Owner.

4

General Specifications for Construction

5750-0050     Cleaning & Disposal:

1.	Provide dumpsters, and labor.

2.	All nails/screws and scrap are to be placed in proper disposal areas out of the area of pedestrian traffic and trade working areas.

3.	Provide walkway access to front of property, free and clear of all debris.

4.	Provide walkway circulation space throughout the building and the suite.

5

General Specifications for Construction

5750-0065     Construction Management:

The responsibilities of the Wellesley Building Company Job Super include but are not limited to the following:

The Job Super is to be present during any and all inspections that occur at the site. Monitoring subcontractors’ coordination, pricing, scheduling, quality of labor, and materials.

6

General Specifications for Construction

5750-0800     Demolition & Disposal:

General Notes: Job Super and all subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the Subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation.

Demolition: All existing doors and frames are to be removed, stored, and salvaged for reuse. Within the selected demolition areas as per the demolition drawing, all existing walls throughout the suite, inclusive of metal studs, insulation, and drywall are to be removed completely and if deemed necessary, at the sole discretion of Wellesley Building Company, disposed of in the proper containers. Remove and store all electrical outlets and switch covers for reuse. All lights are to be taken down and stored for retrofitting.

7

General Specifications for Construction

5750-0100     Doors & Windows:

General Notes: Job Super and all subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the Subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation.

Windows: Add three (3) interior transoms, as noted on plan, at 6’-0” A.F.F. Transoms are to be 2’-0”H × 3’-0”W.

Interior Doors: All interior doors shall be 36” × 80” × 1.75” solid core, with press metal, knock down style frames. They shall have 3 hinges, a passage set, and a door stop. All bathroom doors to have a bathroom set. Reuse of existing doors is permitted as noted on the agreed upon floor plan.

All interior double doors shall be 72” × 80” × 1.75” solid core, to match existing, with press metal, knock down style frames.

Entry/Exit Doors: Existing entry/exit doors to remain.

8

General Specifications for Construction

5750-0120     Drywall:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation. Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) applicable to Massachusetts Building Codes.

Partitions within Single Premises: Partitions shall be constructed of metal studs as required by code with 5/8” inch sheetrock on each side to deck (unless otherwise noted, and ceiling height to be verified by Wellesley Builders in writing) finished for paint. All sheetrock to be screwed securely to metal studs as to prevent bowing or cracking. All exposed corners to have metal corner beads screwed tightly as required. Self-furring metal lathe on all curved surfaces. Joints taped, compounded, and sanded to smooth finish to receive primer.

Partition Walls Between Premises: Partitions shall be constructed of metal studs as required by code with a minimum of 1 layer of 5/8” inch sheet rock or to code on each side of the partition (to be verified by Wellesley Builders in writing prior to installation) with 3-1/2” batt insulation, finished for paint. All sheet rock to be screwed securely to metal studs as to prevent bowing or cracking. All exposed corners to have metal corner beads screwed tightly as required. Self-furring lathe on all curved surfaces. Joints taped, compounded, and sanded to smooth finish to receive primer.

9

General Specifications for Construction

5750-0130     Electrical:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and If discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss Inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company In writing prior to installation. Subcontractor pricing shall Include the cost of all materials necessary to complete the job to code (unless specifically stated herein) and receive final approval from the Town’s electrical Inspector. Verify locations of all fixtures, switches, and outlets with Wellesley Building Company In writing prior to any drilling, cutting, or installation. Subcontractor pricing shall include the price of all materials, including fixtures, necessary to complete the job (unless specifically stated herein) to code and receive final approval from the Town’s electrical Inspector.

Service: One (1) existing 400-Ampere panel and One (1) New 400-Ampere panel (must be verified with Wellesley Building Company in writing), individual service, location to be verified with Wellesley Building Company prior to installation. Provide interior and exterior temporary lighting as necessary for construction purposed per Wellesley’s direction. Include all fees and permits. Electrical sub-meter installed at location to be approved by Wellesley Building Company in writing. Perform all necessary electrical installations including, but not limited to, wiring of all fight fixtures, mechanical Installation, appliances, outlets, switches, etc.

Interior Lighting: See Reflected Ceiling Plan.

Lab and Surrounding Area: Furnish and install 12” x 4’, 12” x 8’, and 12” x 12’ “ice cube tray” fixtures suspended by jack chains. Height of fixtures, number of fixtures, and location to be verified by Wellesley Building Company in writing. Wellesley Building Company will provide a lighting layout prior to installation. Modifications of said layout, to be approved, in writing, by Wellesley Building Company, Subcontractor responsible to assemble, install, secure, and wire all fixtures as necessary. Verify locations with Wellesley Building Company in writing prior to any drilling, cutting, or installation.

Interior Outlets / Switches:

Within the Lab & Server Room: Provide and install 670 Linear feet of reconditioned, 100Amp Bussduct in 10’ lengths with 4 power feeds, as well as all necessary outlets and plugs to meet Massachusetts building code.

General Suite: Each new space shall be wired with one light switch at front door for all common area space. All new offices shall have one switch per room or to code. All switches, outlets, and faceplates to be standard, color white.

Additional Outlets / Switches: Lab: Furnish and install 2- 60Amp, 3 phase, dedicated circuits for ovens at location noted on plan. Furnish and install: 50 Quad drop boxes – 120 VAC, 20A; 10, 125 VAC, 30A, 1 Phase; 5208 VAC, 60A, 3 Phase.

Furniture / Cubicle electrical connections: Any electrical connection requirements for furniture/cubicles shall be at the sole cost and responsibility of the tenant. Tenant shall pay the cost of any and all service upgrades.

10

General Specifications for Construction

Vents / Fans: Not In Scope.

11

General Specifications for Construction

Vents / Fans: Not In Scope.

Fire Alarm: To be hard wire per code.

Emergency Lighting / Exit Lighting: All emergency lighting / exit lighting to be installed to code.

HVAC: Hard wire all HVAC units completely to tenant’s panel.

Hot Water Tank: Not in Scope. Existing to remain.

Permits: Provide all necessary permits and inspection fees.

Cable Tray/Whalebone: Provide and install 690 linear feet of reconditioned “whalebone” cable tray to lab space. See layout.

Cable / Voice / Data: Tenant is responsible for all cable / voice / data wiring. Tenant’s subcontractor must coordinate with Wellesley Building Company. If installation of cable / voice / data is not completed prior to commencement of drywall installation, delay days and additional costs will be incurred by tenant. Verify all locations in writing with Wellesley Building Company prior to installation. A permit for all cable / voice / data wiring is sole responsibility of tenant’s vendor.

12

General Specifications for Construction

5750-0141     Elevator:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation. Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) applicable to Massachusetts Building Codes.

Elevator: Any tenant access requirements which involved integration with building systems or additional tenant systems shall be at the sole cost and responsibility of the tenant.

Any construction use of the elevator shall be coordinated with Wellesley Building Company in advance to assure proper protection of walls, doors, etc. If elevator needs to be utilized for an extended period of time, tenant or subcontractor must provide, in writing, notice to Wellesley Building Company stating the period of use and day at least 3 business days in advance. All use of elevator by contractors shall be done in a manner as to minimize impact on other tenants and operations within the building.

13

General Specifications for Construction

5750-0180     Fire Alarm:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation. Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) applicable to Massachusetts Building Codes.

Life Safety Devices: Add and relocate existing life safety devices as necessary to meet Massachusetts Building Code.

14

General Specifications for Construction

5750-0200      Flooring:

General Notes: Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) to code. Tenant to allow a minimum of 72 hours for the carpet to set.

Conference Rooms, Offices, and Common Areas: Existing carpet to remain within the “Yacoblan” space. Store all wall base from all demolished walls for reuse on newly constructed walls.

Carpet within the “Earthwatch” portion of the premises is to be new, building standard, commercial grade, 26-ounce with matching 4” carpet base. Carpet samples to be provided by Wellesley Building Company. All colors to be neutral and chosen by tenant and approved by Wellesley Building Company in writing prior to installation.

Free edges of carpet shall have edge stripping of vinyl installed in a trip-safe manner.

Lab/Stock Room: To have 12” x 12” VCT flooring adhered to the floor substrate. All colors (up to 2) are to be neutral. All VCT areas are to have 4” Vinyl Cove Base. VCT floor will be delivered un-waxed. Purchase of wax and application are to be the sole responsibility of the Tenant.

Tenant requests the right to understand the price of ESD paint in their Lab area. Tenant would like to understand if this is a cost effective way to install the flooring.

Installation Requirements:

Carpet; Carpet Installer shall minimize seam locations and be responsible to verify and approve with Wellesley Building Company the carpet layout and seam locations prior to Installation. Carpet installer is to be responsible for any damage caused by installation. Floor Preparation and leveling: Substrate to be solid and free from defects.

15

General Specifications for Construction

5750-0260      Hardware:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation. Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) applicable to Massachusetts Building Codes.

Doorknobs: All doorknobs are to match existing. They can be reused from the demolition area at the sole discretion of Wellesley Building Company. Location to be verified with Wellesley Building Company prior to installation.

16

General Specifications for Construction

5750-0270      HVAC:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation. Subcontractor pricing shall include the cost of all materials necessary to complete the Job (unless specifically slated herein) applicable to Massachusetts Building Codes.

Venting: Not in Scope

Systems: Relocate existing 7.5TON Supplemental cooling unit from Building 3, Suite 210 to the newly constructed lab. Condenser to remain in existing location. Purchase and install new 10Ton Supplemental cooling unit, condenser to be located near the existing condenser.

The tonnage has been defined by Acacia, Wellesley Building Company, Wellesley Management, and Wellesley Rosewood Maynard Mills in no way guarantee that the tonnage is appropriate to cover the heat load of Acacia Communications lab requirements. Tenant requires five (5) days notice prior to relocation of HVAC unit.

Condenser: Existing 7.5 Ton unit condenser to remain in place, re-feed to new electric panel. New 10 Ton unit condenser to be located with the existing feed into electric panel.

Ducting: All supply ductwork from each of the supplemental units arranged to effectively deliver cold air to the lab space in its entirety, location at the sole discretion of the Mechanical subcontractor and to be verified by the Tenant and Wellesley Building Company prior to installation. Comfort cooling to remain in place. Supplies and returns to be added to each newly constructed office.

Electrical: Mechanical subcontractor to coordinate with electrician for all necessary connections. All controls necessary for electrician to connect to disconnect box, to be supplied by HVAC contractor. It is the responsibility of the Mechanical subcontractor to verify his scope of work with Wellesley Building Company prior to installation.

Plumbing: Mechanical subcontractor to coordinate with plumber for ail necessary drain, traps, and hookups prior to installation, including but not limited to condensate connections, and all water connections including connection for humidifiers, etc. to code. It is the responsibility of the Mechanical subcontractor to verify his scope of work with Wellesley Building Company prior to installation.

17

General Specifications for Construction

5750-0280      Insulation:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation. Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) applicable to Massachusetts Building Codes.

Insulation: Provide and install R11 insulation to all new walls as per architectural plan.

18

General Specifications for Construction

5750-0350      Millwork:

General Notes: Job Super and all subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing.

Baseboard: Covered in Flooring Section of specifications. Section 5750-0200

Door & Window Trim: Not in Scope.

Cased Openings: Not in Scope.

Interior Doors: Covered in the Doors and Windows section of specifications. Section 5750-0100.

19

General Specifications for Construction

5750-0370      Paint:

General Notes: All paint to be Benjamin Moore medium to top grade. Painting subcontractor shall be responsible to fill in any nail holes and caulk all seams on interior trim, i.e. cased openings, speed base, etc. Wherever the number of coats may not be sufficient, painting contractor is required to assure full coverage with no holidays. Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) to code.

Interior Walls: Interior paint to be flat latex on walls, one (1) coat primer, one (1) finish coat. All colors to match existing.

20

General Specifications for Construction

5750-0420      Plumbing:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation. Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) applicable to Massachusetts Building Code and receive final approval from the Town Plumbing Inspector. Verify all locations of fixtures with Wellesley Building Company in writing prior to any drilling, cutting, or installation.

Service: All water supply piping to be copper. All waste and vent piping to be PVC.

HVAC: Coordinate with HVAC contractor.

Kitchen: Not in Scope.

Bathroom: Not in Scope.

Hot Water: Not in Scope.

Permits: Provide all necessary permits and inspection fees.

21

General Specifications for Construction

5750-0460      Signage & Directories:

Tenant signage shall be moved as necessary. Tenant suite Number to be number 130.

Any signage outside of the building standard banner, plaque, and directory and hall signage is the sole cost and responsibility of the Tenant. Tenant must supply artwork sample to Wellesley Building Company and Wellesley Management for approval prior to installation.

22

General Specifications for Construction

5750 0485      Sprinkler Systems:

General Notes: Job Super and all Subcontractors shall compare specifications with architectural plans and if discrepancy occurs, it is the subcontractor’s responsibility to confer with Wellesley Building Company to discuss inconsistencies between plans and specifications. Final decision must be approved by Wellesley Building Company in writing prior to installation. Subcontractor pricing shall include the cost of all materials necessary to complete the job (unless specifically stated herein) applicable to Massachusetts Building Code and receive final approval from the Town Plumbing Inspector. Verify all locations of fixtures with Wellesley Building Company in writing prior to any drilling, cutting, or installation.

Sprinklers: Relocate existing sprinkler heads and add heads as necessary.

23

General Specifications for Construction

5750-0140      Voice / Data / CATV:

Included in Electrical specifications section 5750-0130.

24

EXHIBIT A-2

FLOOR PLAN SUITE #

(Attached)

9

EXHIBIT B

FURNITURE REMAINING FOR TENANTS USE (3-130)

(Attached)

10

EXHIBIT B-l

FURNITURE TO BE RELOCATED BY TENANT FROM SUITE 3-200 to SUITE 3-130

(To Be Attached Prior To Relocation Term Commencement Date)

11

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this “Amendment”) is made this 10th day of October 2013 and is by and between WELLESLEY/ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP, a limited partnership established under the laws of the Commonwealth of Massachusetts, with a place of business at Two Clock Tower Place, Suite 200, Maynard, Massachusetts 01754 (“Landlord”) and ACACIA COMMUNICATIONS, INC., a corporation established under the laws of the State of Delaware and authorized to do business in the Commonwealth of Massachusetts, with a place of business at Three Clock Tower Place, Suite 130, Maynard, Massachusetts, (“Tenant”).

STATEMENT OF FACTS

Landlord and Tenant are parties to a Lease dated October 27, 2009 (the “Lease”), as amended by that certain First Amendment To Lease dated November 29, 2010, that certain Second Amendment to Lease, dated February 13, 2012, and Third Amendment to Lease dated November 21, 2012, with respect to certain office space located on the second floor and first floor of the building known as Three Clock Tower Place, Maynard, MA, known and numbered Suite130 containing approximately 28,249 contiguous rentable square feet (the “Original Premises and Expansion Premises and Relocation Premises”).

Tenant desires to exercise its Right of First Refusal (ROFR) on the space adjacent to the Relocation Premises of Three Clock Tower Place and add an additional, 7,145 rentable square feet (the “ROFR Premises”) to the 28,249 square feet of space on the first floor of Three Clock Tower Place, the “Relocation Premises” for a total of 35,394 rentable square feet.

Landlord and Tenant desire to modify certain terms of the Lease. With the exception of the terms of this Lease Amendment, to the extent that any terms of the Lease contradict this Amendment, the terms of this Amendment shall supersede the terms of the Lease and all former Amendments.

TERMS OF AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease shall be amended and modified as follows:

1.	Commencing on January 1, 2014 (the “ROFR Date”) Landlord leases to Tenant and Tenant leases from Landlord the ROFR Premises in “as-is” condition as of the date of this Lease Amendment. Landlord shall give Tenant a $20.00 per RSF, based upon the ROFR Premises RSF of 7,145. Tenants shall use this allowance towards the construction and improvement of the ROFR Premises. In the event that the ROFR space is built out and there is a remaining balance available Tenant may utilize this portion for additional renovations to its existing Premises building improvements. Should such improvements exceed the aforementioned allowance tenant shall fund such difference prior to construction commencement.

1

Landlord shall commence Landlord’s work as soon as possible after execution of this Amendment and delivery of the space plan and specification by Tenant to Landlord. In any event Tenant shall have the right to conduct its installation work within the ROFR Premises, prior to the ROFR Term Commencement Date, provided that such work does not interfere with Landlord’s work, in landlord’s sole judgment and discretion.

2.	The ROFR Term.: the Term of the ROFR Premises shall be Five (5) Years and One (1) Month, commencing of the ROFR Premises Term Commencement Date

3.	Term. Commencing on the ROFR Premises Term Commencement Date, amend the lease by adding the following paragraph at the end of Section 6:

Relocation Premises.

With respect to the ROFR Premises: (i) the term shall be Five (5) years, (ii) the term shall commence on the Relocation Premises Term Commencement Date, and (iii) the Rent Commencement Date shall be February 1, 2014.

4.	Rent. Commencing on the ROFR Premises Rent Commencement Date, amend the lease by adding the following at the end of Section 8:

In addition to the base rent paid for the Relocation Premises Tenant shall pay rent of the ROFR Premises as follows;

For the period commencing on February 1, 2014 and continuing thru December 31, 2015, Tenant shall pay Base Rent of 5,000 RSF of the ROFR Premises at the rate of $15.75 per RSF per year, in equal monthly installments of $6,562.50, each payable in advance by the first day of each month. Commencing on January 1, 2015 and continuing through December 31, 2015, and through the balance of the ROFR Premises Term, Tenant shall pay Base Rent for the entirety (consisting of 7,154 contiguous rentable square feet) of ROFR Premises at the rate of $16.25 per RSF per year, in equal monthly installments of $9,675.52, each payable in advance by the first day of each month. Commencing on January 1, 2016 and continuing through December 31, 2016, Tenant shall pay Base Rent for entirety of ROFR Premises at the rate of $16.75 per RSF per year, in equal monthly installments of $9,973.23, each payable in advance by the first day of each month. Commencing on January 1, 2017 and continuing through December 31, 2017, Tenant shall pay Base Rent for the entirety of ROFR Premises at the rate of $17.25 per RSF per year, in equal monthly installments of $10.270.94, each payable in advance by the first day of each month. Commencing on January 1, 2018 and continuing thru January 31, 2019, Tenant shall pay Base Rent for the entirety of ROFR Premises at the rate of $17.75 per RSF per year, in equal monthly installments of $10,568.65, each payable in advance by the first day of each month.

Security Deposit for the Relocation Premises. Shall remain as stated in Third Amendment

2

6.	Taxes and Operating Expenses for the ROFR Premises. Commencing on the ROFR Premises Term Commencement Date, is follows and shall be paid and calculated in the same manner as the Third amend to the lease:

“Tenant’s Share” shall mean .6675% for the ROFR Premises.

“Base Year” shall mean calendar 2014 for the ROFR Premises

7.	Utilities. Amend the lease by adding the following at the end of Section 11:

Commencing on the ROFR Premises Term Commencement Date, Tenant will be billed monthly for electrical energy use within the ROFR Premises, either thru the check meter within the Relocation Premises or at a rate of $1.50 per rentable square foot per year, to be paid as Additional Rent, pro-rated for any partial month.

8.	Brokers.

Tenant and Landlord represent and warrant that neither has dealt with any brokers in this transaction other than Avison Young and Atlas Commercial Real Estate, who shall be paid a fee under separate agreement and timetable with Landlord. Each of the parties represents and warrants that there are no other claims for brokerage commissions or finders fees in connection with the execution of the Original lease or subsequent Amendments, and each of the parties agrees to indemnify the other against and hold the other harmless from all liabilities arising from any such claim, including without limitation, the cost of counsel fees in connection therewith.

9.	Expansion Right.

Tenant shall have the on-going “Right of First Refusal” to lease additional space adjacent to the ROFR Premises within the First Floor of Three Clock Tower Place. Upon receipt by Landlord of a bona-fide offer to lease the adjacent space, Landlord shall notice Tenant of such offer. Tenant shall have Five (5) business days to either accept or reject the offer on the same terms and conditions as the third-party offer. In the event Tenant rejects said offer, Landlord shall have the right to lease the space to the third-party, without further claim of such space by Tenant.

Furthermore, Tenant shall have the on-going “Right of First Refusal” to lease additional space within the first and second floors of 1 Clock Tower Place, subject to the expansion rights of existing tenants. Upon receipt by Landlord of a bona-fide offer to lease space on the first or second floors of 1 Clock Tower Place, Landlord shall notice Tenant of such offer. Tenant shall have Five (5) business days to either accept or reject the offer on the same terms and conditions as the third-party offer. In the event Tenant rejects said offer, Landlord shall have the right to lease the space to the third-party, without further claim of such space by Tenant.

3

10.	Default.

If for any reason Tenant shall fail to comply with the provisions of this Amendment, the same shall be deemed a default under the Lease, entitling Landlord to exercise all of its rights and remedies there under.

11.	Tenant Representations.

Tenant hereby represents and certifies that the Lease for the Premises as defined under the Lease is in full force and effect, that all obligations of Landlord under the Lease as of the date hereof have been performed by Landlord, and that, as of the date hereof, to the best of Tenant’s knowledge, there exists no default by Landlord under the Lease and Tenant has no defenses, rights of offset, credits, deductions in rent or claims against Landlord, or its successors or assigns, of any of the agreements, terms, covenants or conditions of the Lease.

12.	Terms.

Capitalized terms not defined herein shall have the definition provided in the Lease.

13.	Ratification.

The Lease, as amended by this Amendment, is hereby ratified and confirmed in all respects, except that this Amendment shall prevail over any other provisions of the Lease which are inconsistent with this Amendment.

14.	Counterparts and Authority.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

SIGNATURES ON FOLLOWING PAGE

4

EXECUTED as a sealed instrument as of the date first written above.

ACACIA COMMUNICATIONS, INC.		WELLESLEY ROSEWOOD MAYNARD MILLS LIMITED PARTNERSHIP

By its sole General Partner Wellesley Mills Corporation

By:	/s/ John F. Gavin for	By:	/s/ D. Scott DiGiacomo
Name:	Raj Shanmugaraj	Name:	D. Scott DiGiacomo
Title:	President & CEO	Title:	Duly Authorized Agent
John F. Gavin, CFO

5

EXHIBIT A-1

FLOOR PLAN

(Attached)

6

FIFTH AMENDMENT OF LEASE

THIS FIFTH AMENDMENT OF LEASE (the “Amendment”) is executed this 1st day of June, 2015 and for all purposes under the Lease (defined below) is deemed effective as of January 1, 2015, by and between AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company (including its successors and assigns, “Landlord”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (successor-in-interest to Wellesley/Rosewood Maynard Mills Limited Partnership, referred to herein as the “Prior Landlord”) and Tenant are parties to that certain Commercial Lease dated October 27, 2009 (the “Original Lease”) as amended by that certain First Amendment to Lease dated November 29, 2010 (the “First Amendment”), that certain Second Amendment to Lease dated February 13, 2012 (the “Second Amendment”), that certain Third Amendment to Lease dated November 21, 2012 (the “Third Amendment”) and that certain Fourth Amendment to Lease dated October 10, 2013 (the “Fourth Amendment”, and together with the Original Lease, First Amendment, Second Amendment and Third Amendment, the “Existing Lease”). Pursuant to the Existing Lease, Tenant currently leases 35,394 rentable square feet consisting of (i) 28,249 rsf defined as the “Relocation Premises” in the Third Amendment and (ii) 7,145 rsf defined as the “ROFR Premises” in the Fourth Amendment (collectively, the “Existing Premises”) all on the first (1st) floor of the building commonly known as Three Clock Tower Place (the “Building”) in the Clock Tower Place Office Park, Maynard, Massachusetts.

B.	Pursuant to the terms of the Existing Lease, the term of the Relocation Premises is scheduled to expire on May 31, 2017 and the term of the ROFR Premises is scheduled to expire on January 31,2019.

C.	Tenant desires to expand the Existing Premises to include Suite 100 on the first (1st) floor of the Building consisting of approximately 6,009 rentable square feet (as more particular shown on Exhibit A attached hereto, the “Expansion Premises”), and extend the Term of the Lease with respect to the Relocation Premises to be coterminous with the ROFR Premises and Expansion Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.

D.	The Existing Lease, as amended by this Fifth Amendment of Lease, shall be referred to herein as the “Lease”.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Term.

a.	The Existing Lease is hereby amended to extend the Term of the Lease with respect to the Relocation Premises until January 31, 2019.

b.	Landlord and Tenant acknowledge and agree that (i) notwithstanding any provision of the Existing Lease to the contrary (including without limitation Section 7 of the Original Lease), Tenant has no option to extend the term of the Lease beyond January 31, 2019 other than as set forth in Section 15 of the Third Amendment and (ii) the determination of “market” rent set forth in Section 15 of the Third Amendment shall be as set forth in Exhibit B attached hereto and incorporated herein.

2.	Expansion Premises.

a. Effective as of January 1, 2015, (i) the Existing Premises and the Expansion Premises shall together constitute the “Premises” for all purposes under the Lease and (ii) the rentable square footage of the Premises shall be deemed to be 41,403 square feet.

b. The Expansion Premises shall be subject to all of the terms and conditions of the Existing Lease currently in effect, except as expressly modified in this Amendment. The Expansion Premises are accepted by Tenant in their “as is” condition and configuration without any representations or warranties by Landlord, express or implied, with respect to such condition or configuration. By taking possession of the Expansion Premises, Tenant agrees that the Expansion Premises are in acceptable order and satisfactory condition.

c. Tenant shall perform any Leasehold Improvements desired by Tenant for its initial occupancy of the Expansion Premises in compliance with the terms and conditions of the Lease, including without limitation Section 16 of the Original Lease and Paragraph N of the Rider to the Original Lease. Tenant acknowledges and agrees that no further improvement allowances remain due and payable from Landlord to Tenant under the Existing Lease.

3.	Rent; Taxes and Expenses; Security Deposit.

a.	The Base Rent set forth in the Existing Lease shall be modified to provide that the monthly Base Rent for the Expansion Premises shall be as set forth in the schedule below:

Period	Base Rent per RSF	Annual Base Rent	Monthly Base Rent
January 1, 2015 -December 31, 2015	$16.25	$97,646.25	$8,137.19
January 1, 2016 -December 31, 2016	$16.75	$100,650.75	$8,387.56
January 1, 2017 -December 31, 2017	$17.25	$103,655.25	$8,637.94
January 1, 2018 -January 31, 2019	$17.75	$106,659.75	$8,888.31

b.	The Base Rent set forth in the Existing Lease shall be modified to provide that the monthly Base Rent for the Relocation Premises for the period June 1, 2017 - January 31,2019 shall be as set forth in the schedule below:

Period	Base Rent per RSF	Annual Base Rent	Monthly Base Rent
January 1,2017 -December 31, 2017	$17.25	$487,295.25	$40,607.94
January 1,2018 -December 31, 2019	$17.75	$501,419.75	$41,784.98

c.	With respect to the Expansion Premises only, (i) the Base Year for both Operating Expenses and Taxes shall be Calendar Year 2014 and (ii) Tenant’s Share shall be 0.5541% (i.e. the 6,009 rsf of the Expansion Premises divided by the 1,084,484 rsf of the Project). The Base Years for Operating Expenses and Taxes with respect to the Relocation Premises and the ROFR Premises and Tenant’s Share with respect to the Relocation Premises and the ROFR Premises shall remain as set forth in the Existing Lease.

d.	The following shall be added to the end of the third paragraph of Section 10 of the Original Lease: “If such audit reveals an undercharge, such amount shall immediately be paid to Landlord. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the Commonwealth of Massachusetts, and the review shall not be on a “contingency fee” basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit.”

e.	Landlord and Tenant hereby acknowledge and agree that the third sentence of Section 9 of the Original Lease is of no further force or effect and there shall be no further reductions of the Security Deposit.

f.	Tenant’s reimbursement to Landlord for electrical service to the Expansion Premises shall be as set forth in Section 7 of the Third Amendment.

4.	Notice Address. Paragraph E of the Rider to the Original Lease is hereby modified by changing the address for any notices to the Landlord to the following:

AS Clock Tower Owner, LLC

c/o Saracen Management LLC

41 Seyon Street

Waltham, Massachusetts 02453

Attn: Lisa Arya

Tenant acknowledges and agrees that Tenant’s notice address pursuant to the Lease shall be the Premises, as the same may be modified or relocated within the Property from time to time, and made to the attention of the General Counsel of Tenant. In addition to the delivery of notices as set forth in Paragraph E of the Rider to the Original Lease, notices under the Lease may be duly served if delivered to the specified address by nationally recognized overnight courier with delivery receipt and shall be deemed received on the earlier of actual receipt or rejection by addressee or the next business day after deposit with such overnight courier.

5.	Cleaning of the Premises. Any provision of the Lease to the contrary notwithstanding (including without limitation Paragraph M of the Rider to the Original Lease), Landlord shall provide Building-standard janitorial services to the Premises on weekdays (exclusive of federal and state recognized holidays) and Tenant shall reimburse Landlord, as Additional Rent, for Landlord’s actual, out-of-pocket cost for such cleaning service to the Premises.

6.	Furniture. Section 8 of the Third Amendment shall be modified by adding the following to the end thereof: “Landlord and Tenant acknowledge and agree that Landlord shall have the right, to be exercised by Landlord in its sole discretion, to convey to Tenant some or all of the furniture, fixtures and equipment owned by Landlord and located in the Premises for consideration of $1.00 on or prior to the expiration or earlier termination of the Lease.”

7.	Estoppel. Pursuant to Paragraph K of the Rider to the Original Lease, as of the date of execution of this Amendment, Tenant hereby represents, warrants and certifies to Landlord, and Landlord’s successors, assigns and mortgagees, the following:

a.	The Existing Lease has not been modified, changed, altered, amended or supplemented in any respect other than by this Fifth Amendment, and this Lease is the only lease or other agreement between Tenant and Landlord (including Prior Landlord) affecting the Premises;

b.	Tenant has no right to free rent, partial rent, rebate of rental payments or any other type of rental concession;

c.	The security deposit held by Landlord on the date hereof is $68,000;

d.	Tenant is current in its payment of all Base Rent, Taxes, Operating Expenses and other charges due to be paid under the Lease, with no Rent being due and payable through the date hereof; no Rent or other sum payable under the Lease is currently being paid by Tenant in arrears; and as of the date of execution of this Amendment no Rent or other sum payable under the Lease has been paid in advance;

e.	To Tenant’s knowledge, all of the obligations on the part of Landlord under the Lease have been carried out and completed in full, all allowances due from Landlord under the Lease have been paid in full, and Tenant has no claim or knowledge of any claim against the holder of Landlord’s interest on account of any default or failure of performance by Landlord (including Prior Landlord) under the Lease;

f.	Tenant has received no written notice of default of any of its obligations to be paid or performed under the Lease;

g.	To Tenant’s knowledge, Tenant is not entitled to any offset or deduction in Rent and has no claim or defense to the performance of any obligation to be performed by it under the Lease; and

h.	To Tenant’s knowledge, there are no regulatory actions or other claims pending or threatened against Tenant arising out of the presence of any substances or compounds prohibited or regulated under any federal, state or municipal laws pertaining to health or the environment in violation of applicable laws on the Premises or the Property, and Tenant has received no notice of any such violations and/or claims or actions.

8.	Miscellaneous.

a.	Tenant acknowledges and agrees that, any provision of the Existing Lease to the contrary notwithstanding, Tenant possesses no rights of first offer, rights of first refusal or similar expansion or vacant space notice rights pursuant to the Lease other than those rights expressly set forth in Section 9 of the Fourth Amendment.

b.	Section 17 of the Third Amendment shall be modified by adding the following to the end thereof: “Tenant shall cooperate with Landlord in the event Landlord seeks to recover such costs under Landlord’s insurance.”

c.	Intentionally Omitted.

d.	Section 19 of the Original Lease shall be modified by adding the following to the end of the second paragraph thereof: “and Landlord may enter the Premises upon reasonable prior notice and during normal business hours (except in the event of a bona fide emergency, in which case such prior notice shall be given and the timing of access shall occur as is reasonable under the circumstances) to perform or facilitate the performance of repairs, updates, alterations or additions to the base building structure and systems serving the Premises and Building (including for the purpose of updating, checking, calibrating, adjusting and balancing controls and other parts of the Building’s systems) which are not reasonably accessible except from within the Premises”.

e.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein, and there are no additional oral or written representations or agreements regarding the matters set forth in this Agreement which are not set forth herein. Under no circumstances shall Tenant be entitled to any abatement of Base Rent or Additional Rent, improvement allowances, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Existing Lease, unless specifically set forth in this Amendment.

f.	Except as herein modified or amended, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in full force and effect.

g.	In the case of any inconsistency between the provisions of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control.

h.	Landlord has delivered a copy of this Amendment to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Landlord and Tenant shall not be bound by this Amendment until Landlord and Tenant have executed and delivered the same to the other party.

i.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Existing Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

j.	Tenant and Landlord hereby represent to each other that Landlord and Tenant have dealt with no broker in connection with this Amendment other than Avison Young and Atlas Commercial Real Estate LLC , and Tenant and Landlord agree to indemnify and hold each other harmless from all claims of any other brokers claiming to have represented Tenant or Landlord in connection with this Amendment.

k.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fifth Amendment as of the day and year first above written.

LANDLORD:

AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company

By:	/s/ Kurt W. Saraceno
Name:	Kurt W. Saraceno
Title:	Member

TENANT:

ACACIA COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ John Gavin
Name:	John Gavin
Title:	CFO

Exhibit A

Expansion Premises

Exhibits

Following Landlord’s receipt of a timely delivered written notice (the “Exercise Notice”) that Tenant is exercising its option to renew the term as set forth in Section 15 of the Third Amendment (the “Renewal Term”), Landlord shall provide to Tenant Landlord’s estimate of the Prevailing Market Rent (as hereinafter defined) for the Renewal Term (“Landlords Rent Quotation”), which Landlord’s Rent Quotation shall be delivered to Tenant on or before the date that is the later of thirty (30) days following Landlord’s receipt of the Exercise Notice and the date that is one (1) year prior to the expiration of the current term of the Lease. If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of Base Rent for the Renewal Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for forty-five (45) days following the expiration of the Negotiation Period, to initiate a broker determination (the “Broker Determination”) of the Prevailing Market Rent for such Renewal Term, which Broker Determination shall be made in the manner set forth below. “Prevailing Market Rent” shall mean the anticipated rent for the Premises as of the commencement of the Renewal Term under market conditions then existing and taking into account all relevant factors. If Tenant timely shall have requested a Broker Determination with respect to the Renewal Term, then the Base Rent for the Renewal Term shall be the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request a Broker Determination, the Base Rent for the Renewal Term shall be the Landlord’s Rent Quotation.

Upon the first to occur of (x) the mutual agreement by Landlord and Tenant during the Negotiation Period of the Base Rent to be payable during the Renewal Term and execution of a written instrument extending the Term of this Lease pursuant to such mutual agreement or (y) the timely initiation of a Broker Determination by Tenant, then except as hereinafter provided, this Lease and the Term hereof shall automatically be deemed extended for the Renewal Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Base Rent for the Renewal Term as determined in the relevant manner set forth in this Exhibit B; and in such event all references herein to the term of this Lease shall be construed as referring to the initial term of this Lease, as so extended, unless the context clearly otherwise requires. Notwithstanding anything contained herein to the contrary, any exercise of the Renewal Option by Tenant shall be void, in Landlord’s sole discretion, if an Event of Default is ongoing at either the time of the Exercise Notice or at the time commencement of the Extension Term.

If Tenant timely initiates the Broker Determination, then then the Prevailing Market Rent shall be determined by three (3) appraisers as hereafter provided, each of whom shall have at least ten (10) years’ experience in the office market where the Premises is located and each of whom is hereinafter referred to as “appraiser”. Tenant and Landlord shall each appoint one such appraiser (and shall provide such appraisers with their then most recent respective estimate of the Prevailing Market Rent) and the two appraisers so appointed shall appoint the third appraiser (the “Neutral Appraiser”). The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers no later than fifteen (15) days after the expiration of the Negotiation Period and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the Neutral Appraiser no later than twenty (20) days after the end of the Negotiation Period and shall designate such appraiser by notice to Landlord and Tenant. The Neutral Appraiser shall then choose either Landlord’s estimate of Prevailing Market Rent or Tenant’s estimate of Prevailing Market Rent as the Prevailing Market Rent of the space in question as of the commencement of the Renewal Term and shall notify Landlord and Tenant of its determination no later than sixty (60) days after the end of the Negotiation Period. For the avoidance of doubt, the Neutral Appraiser must choose either Landlord’s estimate of the Prevailing Market Rent or Tenant’s estimate of the Prevailing Market Rent, and the Neutral Appraiser shall have no authority to select any other amount as the Prevailing Market Rent. The Prevailing Market Rent determined in accordance with the provisions of this Exhibit B shall be deemed binding and conclusive on Tenant and Landlord, subject to the terms hereinbefore provided. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the “failing party”), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose choice of either Landlord’s or Tenant’s estimate of Prevailing Market Rent shall be binding and conclusive upon Tenant and Landlord.

All times set forth in this Exhibit B are of the essence.

SIXTH AMENDMENT OF LEASE

THIS SIXTH AMENDMENT OF LEASE (the “Amendment”) is executed this 1st day of June, 2015 by and between AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company (including its successors and assigns, “Landlord”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (successor-in-interest to Wellesley/Rosewood Maynard Mills Limited Partnership, referred to herein as the “Prior Landlord”) and Tenant are parties to that certain Commercial Lease dated October 27, 2009 (the “Original Lease”) as amended by that certain First Amendment to Lease dated November 29, 2010 (the “First Amendment”), that certain Second Amendment to Lease dated February 13, 2012 (the “Second Amendment”), that certain Third Amendment to Lease dated November 21, 2012 (the “Third Amendment”) and that certain Fourth Amendment to Lease dated October 10, 2013 (the “Fourth Amendment”) and that certain Fifth Amendment to Lease dated June 1, 2015 (the “Fifth Amendment”, and together with the Original Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment, the “Existing Lease”). Pursuant to the Existing Lease, Tenant currently leases 41,403 rentable square feet consisting of (i) 28,249 rsf defined as the “Relocation Premises” in the Third Amendment, (ii) 7,145 rsf defined as the “ROFR Premises” in the Fourth Amendment and (hi) 6,009 rsf defined as the “Expansion Premises” in the Fifth Amendment (collectively, the “Existing Premises”) all on the first (1st) floor of the building commonly known as Three Clock Tower Place (the “Building”) in the Clock Tower Place Office Park, Maynard, Massachusetts.

B.	Tenant desires to expand the Existing Premises to include Suite 205 on the second (2nd) floor of the Building consisting of approximately 3,015 rentable square feet (as more particular shown on Exhibit A attached hereto, the “Suite 205 Expansion Premises”) and that the Lease be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.

C.	The Existing Lease, as amended by this Sixth Amendment of Lease, shall be referred to herein as the “Lease”.

NOW, THEREFORE”, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Suite 205 Expansion Premises.

a.

Effective as of the date hereof (the “Suite 205 Commencement Date”) and continuing through the Suite 205 Expansion Premises Lease Termination Date (as defined below), (i) the Existing Premises and the Suite 205 Expansion Premises shall together constitute the “Premises” for all purposes under the Lease and (ii) the rentable square footage of the Premises shall be deemed to be 44,418 square feet.

Following the Suite 205 Expansion Premises Lease Termination Date, the Suite 205 Expansion Premises shall no longer be included in the “Premises” for any purposes under the Lease and the rentable square footage of the Premises shall be deemed to be 41,403 square feet.

b.	The Suite 205 Expansion Premises shall be subject to all of the terms and conditions of the Existing Lease currently in effect, except as expressly modified in this Amendment. The Suite 205 Expansion Premises are accepted by Tenant in their “as is” condition and configuration without any representations or warranties by Landlord, express or implied, with respect to such condition or configuration. By taking possession of the Suite 205 Expansion Premises, Tenant agrees that the Suite 205 Expansion Premises are in acceptable order and satisfactory condition.

2.	Rent; Taxes and Expenses; Early Termination of Suite 205 Expansion Premises.

a.	The Base Rent set forth in the Existing Lease shall be modified to provide that the monthly Base Rent for the Suite 205 Expansion Premises shall be $4,082.81 (i.e. $16.25/rsf per annum):

b.	With respect to the Suite 205 Expansion Premises only, (i) the Base Year for both Operating Expenses and Taxes shall be Calendar Year 2015 and (ii) Tenant’s Share shall be 0.2780% (i.e. the 3,015 rsf of the Suite 205 Expansion Premises divided by the 1,084,484 rsf of the Project). The Base Years for Operating Expenses and Taxes with respect to the Relocation Premises, the ROFR Premises and the Expansion Premises and Tenant’s Share with respect to the Relocation Premises, the ROFR Premises and the Expansion Premises shall remain as set forth in the Existing Lease.

c.	Tenant’s reimbursement to Landlord for electrical service to the Suite 205 Expansion Premises shall be as set forth in Section 7 of the Third Amendment.

d.	Notwithstanding any other provision of the Lease to the contrary, at any time on and after November 30, 2015, either Landlord or Tenant may terminate Tenant’s lease of the Suite 205 Expansion Premises by providing the other at least thirty (30) days prior written notice of such termination. Upon the effective date of such termination (the “Suite 205 Expansion Premises Lease Termination Date”), Tenant shall vacate and surrender the Suite 205 Expansion Premises in the condition required under Section 24 of the Original Lease, and thereafter Landlord and Tenant shall have no further rights or obligations under the Lease with respect to the Suite 205 Expansion Premises except such liabilities which would otherwise survive with respect to the expiration or earlier termination of the Lease in general (including without limitation Section 20 of the Original Lease and Paragraph H to the Rider to the Original Lease).

3.	Miscellaneous.

a.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein, and there are no additional oral or written representations or agreements regarding the matters set forth in this Agreement which are not set forth herein. Under no circumstances shall Tenant be entitled to any abatement of Base Rent or Additional Rent, improvement allowances, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Existing Lease, unless specifically set forth in this Amendment.

b.	Except as herein modified or amended, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in foil force and effect.

c.	In the case of any inconsistency between the provisions of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control.

d.	Landlord has delivered a copy of this Amendment to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Landlord and Tenant shall not be bound by this Amendment until Landlord and Tenant have executed and delivered the same to the other party.

e.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Existing Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

f.	Tenant and Landlord hereby represent to each other that Landlord and Tenant have dealt with no broker in connection with this Amendment other than Saracen Management, LLC and Avison Young, and Tenant and Landlord agree to indemnify and hold each other harmless from all claims of any other brokers claiming to have represented Tenant or Landlord in connection with this Amendment.

g.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Sixth Amendment as of the day and year first above written.

LANDLORD:

AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company

By:	/s/ Kurt W. Saraceno
Name:	Kurt W. Saraceno
Title:	Member

TENANT

ACACIA COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ John Gavin
Name:	John Gavin
Title:	CFO

Exhibit A

Suite 205 Expansion Premises

GRAPHIC SCALE

0 4 8 16

1/16"=1'-0"

LATRENIERE ARCHITECTS

Building 6 Floor 2 - Partition Plan

ACACIA
COMMUNICATION, INC.

M Square

SARACEN PROPERTIES